Exhibit 4.2

Execution Version

HOME POINT CAPITAL INC.
as Issuer,

THE GUARANTORS PARTY HERETO

and

U.S. BANK NATIONAL ASSOCIATION
as Trustee

Indenture

Dated as of January 19, 2021

5.000% Senior Notes Due 2026

Execution Version

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Section 11.13.	No Liability of Directors, Officers, Employees, Incorporators, Members and Shareholders	120
Section 11.14.	Patriot Act	120
Section 11.15.	Waiver of Jury Trial	120
Section 11.16.	Special, Consequential and Indirect Damages	120

EXHIBITS

EXHIBIT A – Form of Note
EXHIBIT B – Form of Supplemental Indenture
EXHIBIT C – Restricted Legend
EXHIBIT D – DTC Legend
EXHIBIT E – Regulation S Certificate
EXHIBIT F – Rule 144A Certificate
EXHIBIT G – Institutional Accredited Investor Certificate
EXHIBIT H – Certificate of Beneficial Ownership
EXHIBIT I – Temporary Offshore Global Note Legend
EXHIBIT J – Form of Net Short Representation

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Execution Version

INDENTURE, dated as of January 19, 2021, by and among HOME POINT CAPITAL INC., a Delaware corporation, as the Issuer, the Guarantors (as defined herein) listed on the signature pages hereto, and US BANK NATIONAL ASSOCIATION, a national banking association, as Trustee.

RECITALS

The Issuer has duly authorized the execution and delivery of the Indenture to provide for the issuance of up to $550,000,000 aggregate principal amount of the Issuer’s 5.000% Senior Notes due 2026 and, if and when issued, any Additional Notes (the “Notes”). All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done, and the Issuer has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Issuer and authenticated and delivered by the Trustee and duly issued by the Issuer, the valid obligations of the Issuer as hereinafter provided.

Except with respect to specific provisions of the Trust Indenture Act expressly referenced in the provisions of this Indenture, the Trust Indenture Act shall not be applicable to, and shall not govern, this Indenture and the Notes.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

Article 1
Definitions and Incorporation by Reference

Section 1.01.        Definitions.

“Acquired Debt” means, with respect to any specified Person, (a) Debt of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or merges with or into the Issuer or a Restricted Subsidiary or (b) assumed in connection with the acquisition of property or assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger or acquisition, and Debt secured by a Lien encumbering any property or asset acquired by such specified Person. Acquired Debt shall be deemed to have been Incurred, with respect to clause (a) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary or merges with or into the Issuer or a Restricted Subsidiary and, with respect to clause (b) of the preceding sentence, on the date of consummation of such acquisition of property or assets. The term “Acquired Debt” does not include Debt of a Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or merges with or into the Issuer or a Restricted Subsidiary or such property or assets are acquired, which Debt of such Person will not be deemed to be Debt of the Issuer or any Restricted Subsidiary.

“Additional Notes” means any notes issued under this Indenture in addition to the Initial Notes, having the same terms in all respects as the Initial Notes, or in all respects except with respect to interest paid or payable on or prior to the first interest payment date after the issuance of such Additional Notes.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. No Person shall be an “Affiliate” of the Issuer or any Subsidiary solely because it is an unrelated portfolio operating company of any Investor.

“Affiliated Investors” has the meaning assigned to such term in Section 2.01(b)(6).

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Law” has the meaning assigned to such term in Section 11.14.

“Applicable Premium” means, the greater of (1) 1.0% of the principal amount of such Note; and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note on February 1, 2023 (as stated in the table set forth in Section 3.01(a)), plus (ii) all required interest payments due on such Note through February 1, 2023 (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note. The Issuer shall calculate, or cause the calculation of the Applicable Premium and the Trustee shall have no duty to calculate, or verify the Issuer’s calculations of, the Applicable Premium.

“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Asset Sale” means any sale, lease, transfer or other disposition of any assets by the Issuer or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(1)       a sale, conveyance, disposition or other transfer (in one or more transactions) by a Restricted Subsidiary to the Issuer or another Restricted

Subsidiary or by the Issuer to a Restricted Subsidiary, including the sale or issuance by the Issuer or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Issuer or any Restricted Subsidiary;

(2)       the sale, conveyance, dispositions or other transfer (in one or more transactions) by the Issuer or any Restricted Subsidiary (A) of (i) cash, Cash Equivalents and cash management investments, (ii) inventory and other assets (including REO Assets, Receivables, Securitization Assets, Residual Interests or other Financeable Assets) and any interests in any of the foregoing in the ordinary course of business, (iii) damaged, worn out or obsolete assets or other assets no longer useful, or economically practicable to maintain, in the conduct of the business, or (iv) rights granted to others pursuant to leases or licenses or (B) of Servicing Advances, mortgage loans and Mortgage Servicing Rights or any interests therein;

(3)       a transaction covered by Section 5.01 or any disposition that constitutes a Change of Control;

(4)       a Restricted Payment permitted under Section 4.07, including, but not limited to, any Permitted Investment;

(5)       the issuance of Disqualified Stock or Preferred Stock pursuant to Section 4.06.

(6)       sales, conveyances, dispositions or other transfers (in one or more transactions) of assets pursuant to the terms of Funding Indebtedness;

(7)       sale, conveyance, disposition or other transfer (in one or more transactions) of Investments or other assets and disposition or compromise of receivables (including, but not limited to, Receivables), contract rights or claims, in each case, in connection with the workout, modification, compromise, settlement or collection thereof or exercise of remedies with respect thereto, in the ordinary course of business or in bankruptcy, foreclosure or similar proceedings, including foreclosure, repossession and disposition of REO Assets and other collateral for loans serviced and/or originated by the Issuer or any of its Subsidiaries;

(8)       foreclosures, condemnation, expropriation, forced dispositions, eminent domain or any similar action (whether by deed of condemnation or otherwise) with respect to assets, and the creation of a Lien (but not the sale or other disposition of the property subject to such Lien) permitted by Section 4.08;

(9)       transactions pursuant to repurchase agreements entered into in the ordinary course of business;

(10)     any sale, conveyance, disposition or other transfer in a transaction or series of related transactions of assets with a fair market value of less than the greater of (A) $40.0 million and (B) 1.0% of Net Consolidated Total Assets;

provided that the aggregate amount under this clause (10) shall not exceed $40.0 million in any calendar year;

(11)       sales, conveyances, dispositions or other transfers (in one or more transactions) of Equity Interests in, or Debt or other securities of, an Unrestricted Subsidiary;

(12)       licensing, sub-licensing or cross-licensing of intellectual property;

(13)       any Co-Investment Transaction;

(14)       sales, conveyances, dispositions or other transfers (in one or more transactions) pursuant to Non-Recourse Debt;

(15)       any sale-leaseback transaction;

(16)       any sale, conveyance, disposition or other transfer (in one or more transactions) of a minority interest in any Person that is not a Subsidiary, that constituted a Restricted Payment or a Permitted Investment; provided that (x) the majority interests in such Person shall also be concurrently sold or transferred on the same terms and (y) the Net Cash Proceeds from the sale or transfer of such minority interest are applied in accordance with Section 4.12;

(17)       the sale, conveyance, disposition or other transfer (in one or more transactions) of any assets or rights required or advisable as a result of statutory or regulatory changes or requirements (including any settlements with any regulatory agencies) as determined in good faith by the Board of Managers; provided that any cash or Cash Equivalents received must be applied as Net Cash Proceeds in accordance with Section 4.12;

(18)       the sale, conveyance or other disposition of advances, Mortgage Servicing Rights, mortgages, other loans, customer receivables, mortgage related securities or derivatives or other assets (or any interests in any of the foregoing) in the ordinary course of business, the sale, transfer or discount in the ordinary course of business of accounts receivable or other assets that by their terms convert into cash, any sale of Mortgage Servicing Rights in connection with the origination of the associated mortgage loan in the ordinary course of business or any sale of securities in respect of additional fundings under reverse mortgage loans in the ordinary course of business;

(19)       the modification of any mortgages or other loans owned or serviced by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(20)       a sale, conveyance or other disposition (in one or more transactions) of Servicing Advances, mortgage loans or Mortgage Servicing Rights or any part thereof in the ordinary course of business (x) in connection with the transfer or termination of the related Mortgage Servicing Rights or (y) in connection with any Excess Spread Sales;

(21)       the unwinding of any Hedging Obligations;

(22)       sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(23)       the lapse, abandonment or invalidation of intellectual property rights, which in the reasonable determination of the Board of Managers of the Issuer or the senior management thereof are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole or are no longer used or useful or economically practicable or commercially reasonable to maintain;

(24)       the disposition of any assets (including Equity Interests) (i) acquired in a transaction permitted under this Indenture, which assets are not used or useful in the core or principal business of the Issuer and its Restricted Subsidiaries, or (ii) made in connection with the approval of any applicable antitrust authority; and

(25)       dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) an amount equal to the net proceeds of such disposition are promptly applied to the purchase price of such replacement property.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“Average Life” means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“bankruptcy default” has the meaning assigned to such term in Section 6.01(8).

“Board of Managers” means with respect to a Person means the managers, board of directors (or similar body) of such Person or any committee thereof duly authorized to act on behalf of such managers, board of directors (or similar body).

“Board Resolution” means a resolution duly adopted by the Board of Managers which is certified by the Secretary or an Assistant Secretary of the Issuer and remains in full force and effect as of the date of its certification.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease” means any lease of property which is required to be classified as a capital lease in conformity with GAAP and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty, in each case. For the avoidance of doubt, Capital Lease shall exclude all operating lease and non-finance lease liabilities that are required to be capitalized and reflected as liabilities on the balance sheet in accordance with GAAP.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Capital Stock Proceeds” has the meaning assigned to such term in Section 4.06(b)(13).

“Cash Equivalents” means:

(1)       United States Dollars, or money in other currencies received in the ordinary course of business;

(2)       U.S. Government Obligations with maturities not exceeding one year from the date of acquisition;

(3)       (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof having capital, surplus and undivided profits in excess of $500.0 million;

(4)       repurchase obligations with a term of not more than sixty (60) days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)       commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing within six months after the date of acquisition;

(6)       securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s;

(7)       securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any financial institution meeting the qualifications specified in clause (3) above;

(8)       securities held in the Issuer’s accounts (or in the account of any Restricted Subsidiary), less any margin or other debt secured by any of such accounts; and

(9)       shares of money market mutual or similar funds.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit G.

“Certificated Note” means a Note in registered individual form without interest coupons.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change of Control” means:

(1)       the merger or consolidation of the Issuer with or into another Person or the merger of another Person with or into the Issuer or the merger of any Person with or into a Subsidiary of the Issuer if Capital Stock of the Issuer is issued in connection therewith, or the sale of all or substantially all the assets (net of any associated non-recourse or secured obligations) of the Issuer to another Person (in each case, unless such other Person is a Permitted Holder), other than any Required Asset Sale, unless the direct or indirect holders of a majority of the aggregate voting power of the Voting Stock of the Issuer, immediately prior to such transaction, hold directly or indirectly securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person;

(2)       any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer, and thereafter, the Permitted Holders are the beneficial owners, directly or indirectly, of less than 50% of the total voting power of the Voting Stock of the Issuer or any Parent Entity; or

(3)       the adoption of a plan relating to the liquidation or dissolution of the Issuer;

provided that, for the avoidance of doubt, in no event shall any transaction contemplated by the IPO Transactions constitute a Change of Control.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Investment Transaction” means a transaction pursuant to which a portion of Mortgage Servicing Rights or the right to receive fees in respect of Mortgage Servicing Rights are transferred for fair value to another Person.

“Commission” means the Securities and Exchange Commission.

“Issuer” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Article 5.

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Issuer and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

(1)       the net income or loss of any Person that is not a Restricted Subsidiary, except to the extent of in the case of net income, the dividends or other distributions actually paid in cash to the Issuer or any of its Restricted Subsidiaries (subject to clause (3) below) by such Person during such period;

(2)       any net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

(3)       the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(4)       any net after-tax gains or losses attributable to Asset Sales (other than, for purposes of the calculation described in clause (a)(3) under Section 4.07 where such gains or losses shall be included) or the extinguishment of Debt;

(5)       any valuation allowance for mortgage loans held-for-investment and/or any change in fair value of mortgage loans held for sale and corresponding debt in relation to securitized loans in accordance with GAAP that require no additional capital or equity contributions to such Person;

(6)       any change in fair value of Mortgage Servicing Rights and reverse mortgage loans or the amortization of Mortgage Servicing Rights;

(7)       any gain or loss related to the fair market value of economic hedges related to Mortgage Servicing Rights or other mortgage related assets or securities, to the extent that such other mortgage related assets or securities are valued at fair market value and gains and losses with respect to such related assets or securities have been excluded pursuant to another clause of this provision;

(8)         any net after-tax extraordinary gains or losses;

(9)         the cumulative effect of a change in accounting principles;

(10)       impairment charges or reversals;

(11)       Public Company Costs; and

(12)       any equity-based or non-cash compensation or similar charge or expense or reduction of revenue, including any such charge, expense or amount arising from grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity or equity-based incentive programs (“equity incentives”), any cash charges associated with the equity incentives or other long-term incentive compensation plans (including under deferred compensation arrangements of the Issuer, any Restricted Subsidiary or any Parent Entity), rollover, acceleration, or payout of Equity Interests by management, other employees or business partners of such Person or of a Restricted Subsidiary or any Parent Entity.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at (a) solely for purposes of the transfer, exchange, or surrender of the Notes, 1 Federal Street, Boston, MA 02210, Attention: Global Corporate Trust Services – Home Point Capital Inc., and (b) for all other purposes, 111 Fillmore Avenue, St. Paul, MN 55107, Attention: Global Corporate Trust Services – Home Point Capital Inc., or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Issuer, any of its Restricted Subsidiaries or any Securitization Entity for the purpose of providing credit support (that is customary) with respect to any Funding Indebtedness or Permitted Securitization Indebtedness.

“Credit Facilities” means one or more debt facilities, credit agreements, commercial paper facilities, note purchase agreements, indentures, or other agreements, in each case with banks, lenders, purchasers, investors, trustees, agents or other representatives of any of the foregoing, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables or interests in receivables to such lenders or other persons or to special purpose entities formed to borrow from such lenders or other persons against such receivables or sell such receivables or interests in receivables), letters of credit, notes or other borrowings or other extensions of credit, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time, including any replacement, refunding or refinancing facility or agreement that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds entities as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders, or otherwise.

“Currency Agreement” means, with respect to any specified Person, any foreign exchange contract, currency swap agreement, futures contracts, options on futures contracts or other similar agreement or arrangement designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in currency values.

“customary” means that in the good faith judgment of the Issuer’s senior management, (a) the terms are customary in the market or (b) such terms are not customary but are not materially worse for the Holders of the Notes than customary terms.

“Debt” means, with respect to any Person, without duplication,

(1)       all indebtedness of such Person for borrowed money;

(2)       all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)       all obligations of such Person in respect of letters of credit, bankers, acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within 10 Business Days;

(4)       all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding trade payables arising in the ordinary course of business;

(5)       all obligations of such Person as lessee under Capital Leases;

(6)       all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(7)       all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person;

(8)       all obligations of such Person under Speculative Hedging Obligations;

(9)       all obligations in respect of Securitization Securities issued by such Person in a Securitization Transaction (regardless of whether denominated as debt or equity securities); and

(10)       to the extent not otherwise included in this definition, all Funding Indebtedness of such Person;

provided, however, that notwithstanding the foregoing, in no event shall the following constitute Debt: (i) obligations under or in respect of the financing of accounts receivable incurred in the ordinary course of business, (ii) intercompany liabilities that would be eliminated on the consolidated balance sheet of the Issuer, (iii) prepaid or deferred revenue arising in the ordinary course of business, (iv) mortgage-backed securities guaranteed or insured by a GSE, the Federal Housing Administration, the Veterans Administration or any similar governmental agencies or government sponsored programs, owned, invested in, or sold by such Person, (v) the sale by the Issuer or any Guarantor to a third party of a partial interest in an asset, which sale is not deemed to be an Asset Sale and (vi) operating leases.

The amount of Debt of any Person will be deemed to be:

(A)       with respect to contingent obligations, the amount of the corresponding liability shown on the balance sheet calculated in accordance with GAAP;

(B)       with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date of determination and (y) the amount of such Debt;

(C)       with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(D)       with respect to any Speculative Hedging Obligations, the net amount payable if such Speculative Hedging Obligations terminated at that time due to default by such Person;

(E)       with respect to any Warehousing Indebtedness, the amount of any particular Warehousing Indebtedness as of any date of determination shall be the greater of (x) the consideration received by the Issuer or any Restricted Subsidiary under such Warehousing Facility and not previously repaid to the holder of such Warehousing Indebtedness and (y) in the case of a purchase facility, the book value of the Receivables financed under such Warehousing Facility until such time as such Receivables are (i) securitized, (ii) repurchased by the Issuer or any Restricted Subsidiary or (iii) sold to a Person who is not an Affiliate of the Issuer; and

(F)       otherwise, the outstanding principal amount thereof.

Notwithstanding anything in this definition to the contrary, Debt shall not include obligations under any Permitted Hedging Obligations.

For all purposes during the term of this Indenture, each lease in existence on the Issue Date that as of the Issue Date would be treated as an operating lease under GAAP shall have the same characterization as an operating lease.

“Debt-to-Equity Ratio” means, on any date of determination, the ratio of (1) (x) the aggregate amount of Non-Funding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis on such date of determination less (y) the amount of cash and Cash Equivalents (but excluding in all cases cash proceeds from Indebtedness incurred on the date of determination) of the Issuer and its Restricted Subsidiaries (for such purpose, excluding all cash and Cash Equivalents listed as restricted cash on the financial statements of the Issuer and its Restricted Subsidiaries (other than cash and Cash Equivalents listed as restricted cash on the financial statements of the Issuer and its Restricted Subsidiaries securing Non-Funding Indebtedness included in clause (x) of this clause (1)) to (2) Total Shareholders’ Equity on such date of determination.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Regulated Bank or a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Issuer or any one or more Guarantors.

“Designated Non-cash Consideration” means the fair market value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth such valuation, less the amount of cash received in connection with a subsequent sale, or other disposition, redemption or payment of, on or with respect to such Designated Non-cash Consideration.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Directing Holder” has the meaning assigned to such term in Section 7.05.

“Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are:

(1)         required to be redeemed or redeemable at the option of the holder on or prior to the date 91 days after the earlier of the Stated Maturity or the date the Notes are no longer outstanding other than Qualified Equity Interests; or

(2)         convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt on or prior to the date 91 days after the earlier of the Stated Maturity or the date the Notes are no longer outstanding;

provided that Equity Interests will not constitute Disqualified Equity Interests (x) solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if those provisions

(A)       are no more favorable to the holders than Section 4.11 and Section 4.12, and

(B)        specifically state that repurchase or redemption pursuant thereto will not be required prior to the Issuer’s repurchase of the Notes as required by this Indenture;

or (y) if such Equity Interests are issued pursuant to any plan for the benefit of future, current or former employees, directors, officers, managers, members of management, consultants or independent contractors of the Issuer or its Subsidiaries or any Parent Entity or by any such plan to such employees, directors, officers, managers, members of management, consultants or independent contractors if the redemption or repurchase provisions of such Equity Interests specifically provide that the it may be required to be repurchased by the Issuer or its Subsidiaries solely in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, manager’s, management member’s, consultant’s or independent contractor’s termination, death or disability.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D.

“Dollars” or “$” means the lawful currency of the United States of America.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is a Domestic Subsidiary.

“Domestic Subsidiary” means any Subsidiary formed under the laws of the United States of America or any state thereof, the District of Columbia or any United States territory.

“EBITDA” means, for any period, the sum of:

(1)       Consolidated Net Income; plus

(2)       Fixed Charges, to the extent deducted in calculating Consolidated Net Income; plus

(3)       to the extent included in calculating Consolidated Net Income and as determined on a consolidated basis for the Issuer and its Restricted Subsidiaries in conformity with GAAP:

(A)       income taxes;

(B)       depreciation, amortization and all other non-cash items reducing Consolidated Net Income (not including non-cash charges in a period which reflect accrued expenses paid or to be paid in another period in cash), less all non-cash items increasing Consolidated Net Income (but excluding any such amortization or non-cash items in respect of Funding Indebtedness);

(C)       all non-recurring losses (and minus all non-recurring gains);

(D)       costs associated with exit and disposal activities incurred in connection with a restructuring as defined in ASC 420-10;

(E)       non-controlling interest income (loss); and

(F)       all losses (and minus all gains) resulting from any change in fair value of Mortgage Servicing Rights due to (i) collection/realization of cash flows in respect of Mortgage Servicing Rights and (ii) changes in model inputs and assumptions; minus

(4)       the fair value of Mortgage Servicing Rights capitalized by the Issuer and its Restricted Subsidiaries during such period;

provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary’s net income was included in calculating Consolidated Net Income.

“Equityholding Vehicle” means any direct or indirect parent entity of the Issuer and any equityholder thereof through which future, present or former employees, directors, officers, managers, members or partners of the Issuer or any of its Subsidiaries or direct or indirect parent entities hold Capital Stock of the Issuer or such parent entity.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

“Equity Offering” means any private or underwritten public offering, after the Issue Date, of Qualified Stock of the Issuer or any Parent Entity where the proceeds are contributed as equity to the Issuer other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Excess Proceeds” has the meaning assigned to such term in Section 4.12(a)(4).

“Excess Spread Sale” means any sale in the ordinary course of business and for Fair Market Value of any excess servicing fee spread under any Mortgage Servicing Right.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Equity” has the meaning assigned to such term in Section 4.07(a).

“Excluded Subsidiary” means (a) each Unrestricted Subsidiary, (b) each Domestic Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary), (c) each Domestic Restricted Subsidiary that is prohibited from guaranteeing the Notes by any requirement of law or that would require consent, approval, license or authorization of a governmental (including regulatory) authority to guarantee the Notes (unless such consent, approval, license or authorization has been received), (d) each Domestic Restricted Subsidiary that is prohibited by any applicable contractual requirement from guaranteeing the Notes (and in each case for so long as such restriction or any replacement or renewal thereof is in effect), (e) any Foreign Subsidiary, (f) any Domestic Subsidiary (i) that owns no material assets (directly or through its Subsidiaries) other than equity interests of one or more Foreign Subsidiaries that are CFCs or (ii) that is a direct or indirect Subsidiary of a Foreign Subsidiary, (g) any Securitization Entity, (h) any Subsidiary (other than a Significant Subsidiary) that (i) did not, as of the last day of the fiscal quarter of the Issuer’s most recently ended, have assets with a value in excess of 5% of the Net Consolidated Total Assets or revenues representing in excess of 5% of total revenues of the Issuer and the Restricted Subsidiaries on a consolidated basis as of such date and (ii) taken together with all other such Subsidiaries being excluded pursuant to this clause (h), as of the last day of the fiscal quarter of the Issuer most recently ended, did not have assets with a value in excess of 10% of the Net Consolidated Total Assets or revenues representing in excess of 10% of total revenues of the Issuer and the Restricted Subsidiaries on a consolidated basis as of such date and (i) any Subsidiary for which providing a Note Guarantee could reasonably be expected to result in adverse tax consequences to the Issuer or any Subsidiary or Parent Entity as determined in good faith by the Issuer; provided that no Subsidiary shall be an Excluded Subsidiary if such Subsidiary Guarantees other Non-Funding Indebtedness of the Issuer or a Restricted Subsidiary.

“Fair Market Value” means, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer that is not an Affiliate of the seller and a willing seller, would reasonably be expected to agree to purchase and sell such asset, as determined in good faith by the Issuer or the Restricted Subsidiary purchasing or selling such asset. For the avoidance of doubt, any sale, contribution, assignment or other transfer shall not be deemed to be for less than Fair Market Value solely because such sale, contribution, assignment or transfer was made at a discount to par.

“Financeable Assets” means (a) Receivables, (b) Mortgage Servicing Rights, (c) Residual Interests, (d) Servicing Advances, (e) Securitization Assets, (f) REO Assets, and (g) to the extent not otherwise included, any assets related thereto that are of the type transferred in connection with securitization transactions involving assets such as, or similar to, such Receivables, Residual Interests, Servicing Advances, Securitization Assets, or REO Assets, as the case may be, including, but not limited to, related Securitization Securities, mortgage related securities and derivatives, other mortgage related receivables or other similar assets, interests in any of the foregoing and any collections or proceeds of any of the foregoing.

“Fitch” means Fitch Ratings, Inc. and its successors.

“Fixed Charge Coverage Ratio” means, on any date (the “transaction date”), the ratio of:

(x)       the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”); to

(y)       the aggregate Fixed Charges during such reference period.

In making the foregoing calculation,

(1)       pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt, Disqualified Stock or Preferred Stock is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period;

(2)       pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Obligation applicable to the Debt if the Hedging Obligation has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;

(3)       Fixed Charges related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid or redeemed, defeased or otherwise discharged on the transaction date, except for Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;

(4)       pro forma effect will be given to:

(A)       the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries;

(B)       the acquisition or disposition of companies, divisions or lines of businesses or other Investments or purchases of Mortgage Servicing Rights or Servicing Advances by the Issuer and its Restricted Subsidiaries, including any such action since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period; and

(C)       the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of the Issuer or any Restricted Subsidiary following the transaction date.

that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available. The pro forma calculations shall be made by a responsible accounting officer of the Issuer in good faith based on the information reasonably available to it at the time of such calculation and may include cost savings and operating expense reductions resulting from such Investment, acquisition or purchase (whether or not such cost savings or expense reductions would be allowable under Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto).

“Fixed Charges” means, for any period, the sum of:

(1)       Interest Expense for such period; and

(2)       cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified or Preferred Stock of the Issuer or a Restricted Subsidiary, except for dividends payable in the Issuer’s Qualified Stock or paid to the Issuer or to a Restricted Subsidiary.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia.

“Funding Indebtedness” means (i) any Permitted Servicing Advance Facility Indebtedness, (ii) any Permitted Warehousing Indebtedness, (iii) any MSR Indebtedness (iv) any Permitted Residual Indebtedness, (v) any Permitted Securitization Indebtedness, (vi) any Debt of the type set forth in clauses (i) through (v) of this definition that is acquired by the Issuer or any of its Restricted Subsidiaries in connection with an acquisition permitted under this Indenture, (vii) Debt under any Credit Enhancement

Agreements, (viii) any facility that combines any Debt under clauses (i), (ii), (iii), (iv),(v), (vi) or (vii) of this definition and (ix) any refinancing of the Debt under clauses (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii) of this definition existing on the Issue Date or created thereafter, provided, however, solely as of the date of the incurrence of such Funding Indebtedness, the amount of the excess (determined as of the most recent date for which internal financial statements are available), if any, of (1) the amount of any Debt incurred in accordance with this clause (ix) for which the holder thereof has contractual recourse to the Issuer or its Restricted Subsidiaries to satisfy claims with respect thereto (excluding recourse for carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with such transactions) over (2) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Debt shall not be Funding Indebtedness (but shall not be deemed to be a new Incurrence of Debt subject to the provisions of Section 4.06, except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Debt incurred under this clause (ix)).

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP, except that in the event the Issuer is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in this Indenture. Notwithstanding the foregoing, for purposes of this Indenture, GAAP shall be determined, all terms of an accounting or financial nature shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capitalized asset with a corresponding lease liability where such lease (or similar arrangement) would not have been required to be so treated under GAAP prior to the effective date of ASU No. 2016-02.

“Global Note” means a Note in registered global form without interest coupons.

“GSE” means a government sponsored enterprise of the United States of America, including, but not limited to, Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Corporation (“Freddie Mac”), Government National Mortgage Association (“GNMA”), any Federal Home Loan Bank (“FHLB”), and any public or privately owned successor entity to any of the foregoing.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means each Restricted Subsidiary that executes this Indenture or a supplemental indenture providing for a Note Guarantee, unless and until such Guarantor is released from its Note Guarantee pursuant to this Indenture.

“Hedging Obligations” means, with respect to any Person, (1) the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, forward hedge and TBA contracts, mortgage sale contracts, “interest only” mortgage derivative assets or other mortgage derivative products, future contracts and options on future contracts on the Eurodollar, Federal Funds, Treasury bills and Treasury rates, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate or currency, either generally or under specific contingencies and (2) any and all transactions of any kind, and the related confirmations.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Holding Company” means any Person so long as the Issuer is a direct or indirect Subsidiary of such Person, and at the time the Issuer became a Subsidiary of such Person, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of such Person.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law (including adoptive relationships), and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incur”, “Incurred” or “Incurrence” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of this Indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.12. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Issuer relating to the sale of the Notes by the Issuer.

“Institutional Accredited Investor” means an institutional “accredited investor” (as defined) in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit G hereto.

“Interest Expense” means, for any period, (a) the consolidated interest expense of the Issuer and its Restricted Subsidiaries, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Issuer or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Capital Leases, (ii) amortization of debt discount and debt issuance costs, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (vi) net costs associated with Hedging Obligations hedging interest rates in respect of Debt for borrowed money (including the amortization of fees), (vii) any of the above expenses with respect to Debt of another Person Guaranteed by the Issuer or any of its Restricted Subsidiaries to the extent paid by the Issuer or any Restricted Subsidiary and (viii) any premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by the Issuer or any Restricted Subsidiary in connection with a Securitization, but (b) excluding any commissions, discounts and other fees and charges, including interest, on Funding Indebtedness or Non-Recourse Debt of the Issuer or its Restricted Subsidiaries, as determined on a consolidated basis and in accordance with GAAP.

“Interest Payment Date” means each February 1 and August 1 of each year, commencing August 1, 2021.

“Investment” means:

(1)       any direct or indirect advance, loan or other extension of credit to another Person;

(2)       any capital contribution to another Person, by means of any transfer of cash or other property or in any other form;

(3)       any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services; or

(4)       any Guarantee of any obligation of another Person.

If the Issuer or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Issuer, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 4.15, all remaining Investments of the Issuer and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time.

“Investment Grade” means, with respect to a debt rating of the Notes or a corporate credit rating, as the case may be, two of the following (i) BBB - or higher by S&P, (ii) Baa3 or higher by Moody’s and (iii) BBB - or higher by Fitch, or the equivalent of such ratings by another Rating Agency.

“Investment Grade Buyer” has the meaning assigned to such term in Section 5.01(d).

“Investment Grade Securities” means:

(1)       securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)       debt securities or debt instruments with an Investment Grade rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3)       investments in any fund that invests at least 90% of its assets in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4)       corresponding instruments in countries other than the United States customarily utilized for high-quality investments.

“Investors” means any of the Trident Funds and any of their Affiliates but not including, however, any of its or such Affiliate’s portfolio operating companies.

“IPO Transactions” means the proposed IPO and the merger of Home Point Capital LP with and into the Issuer, in each case as described under “Summary—Recent Developments—Filing for Initial Public Offering of Common Stock” of the Offering Memorandum.

“Issue Date” means the date on which the Notes are originally issued under this Indenture.

“LCT Election” has the meaning assigned to such term in Section 1.03.

“LCT Test Date” has the meaning assigned to such term in Section 1.03.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the city in which the Corporate Trust Office of the Trustee is located are authorized or required by law to close.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease); provided that in no event shall an operating lease or a transfer of assets pursuant to a Co-Investment Transaction be deemed to constitute a Lien.

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise), whose consummation is not conditioned on the availability of, or on obtaining, third-party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Debt, Disqualified Stock or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (3) any Restricted Payment requiring irrevocable notice in advance thereof.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes the Issuer or any one or more Guarantors and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Issuer or any one or more Guarantors.

“Management Stockholders” means the future, present or former employees, directors, officers, managers, members or partners (and their Controlled Investment Affiliates and Immediate Family Members) of the Issuer (or its direct or indirect parent entities) or any Restricted Subsidiary who are or become direct or indirect holders of Equity Interests of the Issuer or any direct or indirect parent companies of the Issuer, including any such future, present or former employees, directors, officers, managers, members or partners owning through an Equityholding Vehicle.

“Market Capitalization” means an amount equal to (1) the total number of issued and outstanding shares of common Equity Interests of the Issuer or any Parent Entity on the date of the declaration of a Restricted Payment under Section 4.07 multiplied by (2) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Merger” means a statutory merger, consolidation, amalgamation or similar transaction under applicable law, and “Merge” means to consummate any of the foregoing transactions.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage Servicing Right” means, with respect to any Person, the right of such Person to receive cash flows in its capacity as servicer of any Receivable or pool of Receivables, and any interests in such right including, but not limited to, participation certificates or excess fee strips, together with any assets related thereto that are of the type transferred in connection with securitization transactions involving assets such as, or similar to, Mortgage Servicing Rights, and any collections or proceeds thereof, including all contracts and contract rights, security interests, financing statements or other documentation in respect of such Mortgage Servicing Rights, all general intangibles under or arising out of or relating to such Mortgage Servicing Rights and any guarantees, indemnities, warranties or other obligations in respect of such Mortgage Servicing Rights. For purposes of determining the amount of a Mortgage Servicing Right at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

“MSR Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of purchase facilities, repurchase facilities, early purchase facilities, re-pledge facilities, loan agreements, note issuance facilities and commercial paper facilities, with a financial institution or other lender (including, but not limited to, any GSE) or purchaser, in each case, primarily to finance or refinance the purchase, origination, pooling or funding by the Issuer or a Restricted Subsidiary of Mortgage Servicing Rights originated, purchased or owned by the Issuer or any Restricted Subsidiary of the Issuer, including, for the avoidance of doubt, any arrangement secured by Mortgage Servicing Rights or any interest therein held by the Issuer or any Restricted Subsidiary.

“MSR Facility Trust” means any Person (whether or not a Subsidiary of the Issuer) established for the purpose of issuing notes or other securities, including, but not limited to, Securitization Securities, or holding, pledging or re-pledging Mortgage Servicing Rights or pledges thereof, or interests in other MSR Facility Trusts or entering into an MSR Facility with the Issuer or a Restricted Subsidiary, in each case in connection with an MSR Facility, which (i) notes and securities are backed by, or represent interests in, Mortgage Servicing Rights originated or purchased by, and/or contributed to, such Person from the Issuer or any of its Restricted Subsidiaries or interests in other MSR Facility Trusts or (ii) notes and securities are backed by, or represent interests in, specified Mortgage Servicing Rights purchased by, and/or contributed to, such Person from the Issuer or any of its Restricted Subsidiaries or interests in other MSR Facility Trusts.

“MSR Indebtedness” means Debt in connection with an MSR Facility.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of:

(1)       brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;

(2)       survey costs, title and recordation expenses, title insurance premiums, payments made in order to obtain a necessary consent or required by applicable law and brokerage and sales commissions and any relocation expenses incurred as a result thereof;

(3)       provisions for taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Issuer and its Restricted Subsidiaries;

(4)       any costs associated with unwinding any related Hedging Obligations in connection with such transaction;

(5)       payments or distributions required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid from the proceeds thereof;

(6)       appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, and any amounts placed in escrow (whether as a reserve for an adjustment of the purchase price, satisfaction of indemnities or otherwise), in each case with any subsequent reduction of the reserve (other than by payments made and charged against the reserved amount), and any subsequent release from escrow deemed to be a receipt of cash; and

(7)       without duplication, any reserves that the Board of Managers determines in good faith should be made in respect of the sale price of such asset or assets for post-closing adjustments.

“Net Consolidated Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries, excluding GNMA loans eligible for repurchase, determined on a consolidated basis in accordance with GAAP, as shown on the balance sheet as of the end of the most recent fiscal quarter for which internal financial statements are available, adjusted on a pro forma basis to reflect any acquisition or dispositions of assets that have been completed or are subject to a definitive agreement from the date of such balance sheet to the date of such event giving rise to the requirement to determine Net Consolidated Total Assets.

“Net Short” means, with respect to a Noteholder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Guarantor immediately prior to such date of determination.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Non-Funding Indebtedness” means all Debt other than Funding Indebtedness of the Issuer or a Restricted Subsidiary.

“Non-Recourse Debt” means with respect to any specified Person, Debt that is:

(1)       specifically advanced to finance the acquisition of investment assets and secured only by the assets to which such Debt relates without recourse to such Person or any of its Restricted Subsidiaries (other than subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Debt, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder against such Person (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Debt, to the extent that such claim is a liability of such Person for GAAP purposes);

(2)       advanced to (i) such Person or its Restricted Subsidiaries that holds investment assets or (ii) any of such Person’s Subsidiaries or group of such Person’s Subsidiaries formed for the sole purpose of acquiring or holding investment assets, in each case, against which a loan is obtained that is made without recourse to, and with no cross-collateralization against, such Person’s or any of such Person’s Restricted Subsidiaries’ other assets (other than: (A) cross-collateralization against assets which serve as collateral for other Non-Recourse Debt; and (B) subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Debt, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder against such Person (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Debt, to the extent that such claim is a liability of such Person for GAAP purposes) and upon complete or partial liquidation of which the loan must be correspondingly completely or partially repaid, as the case may be; or

(3)       specifically advanced to finance the acquisition of real property and secured by only the real property to which such Debt relates without recourse to such Person or any of its Restricted Subsidiaries (other than subject to such customary carve-out matters for which such Person or any of its Restricted Subsidiaries acts as a guarantor in connection with such Debt, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder against such Person (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Debt, to the extent that such claim is a liability of such Person for GAAP purposes);

provided that (A) no Non-Recourse Debt shall be secured by Mortgage Servicing Rights, other than Mortgage Servicing Rights acquired with the proceeds of such Non-Recourse Debt, and (B) notwithstanding the foregoing, to the extent that any Non-Recourse Debt is made with recourse to other assets of a Person or its Restricted Subsidiaries, only that portion of such Non-Recourse Debt that is recourse to such other assets or Restricted Subsidiaries shall be deemed not to be Non-Recourse Debt.

“Notes” has the meaning assigned to such term in the Recitals.

“Note Guarantee” means the guarantee of the Notes by a Restricted Subsidiary pursuant to this Indenture.

“Noteholder Direction” has the meaning assigned to such term in Section 7.05.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, but not limited to, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offer to Purchase” has the meaning assigned to such term in Section 3.04(a).

“Offering Memorandum” means the Offering Memorandum dated January 13, 2021, related to the offer and sale of the Notes.

“Officer” means the Chairman, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Issuer or any Parent Entity.

“Officers’ Certificate” means a certificate signed by two Officers.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or any Parent Entity or the Trustee.

“ordinary course of business” means that, in the good faith judgment of the Issuer’s senior management, (a) such matter or transaction is one that occurs in the ordinary course of the Issuer’s business or in the ordinary course of business for other mortgage lenders in the market or (b) such matter or transaction is not one that occurs in the ordinary course of business but the terms thereof are not materially worse for the Holders of the Notes than the terms applicable to matters or transactions that do occur in the ordinary course of business.

“Parent Entity” means any Person that is, or becomes after the Issue Date, a direct or indirect parent of the Issuer.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

“Permitted Business” means any of the businesses in which the Issuer and its Restricted Subsidiaries are engaged on the Issue Date, and any business reasonably related, incidental, complementary or ancillary thereto or any business deemed strategically desirable by the Issuer in good faith in connection therewith.

“Permitted Debt” has the meaning assigned to such term in Section 4.06(b).

“Permitted Hedging Obligation” means any Hedging Obligation entered into by the Issuer or any Restricted Subsidiary for the purpose of limiting risks associated with the business of the Issuer and its Restricted Subsidiaries and not for speculation.

“Permitted Holders” means any of (i) each of the Investors, (ii) each of the Management Stockholders (including any Management Stockholders holding Equity Interests through an Equityholding Vehicle), (iii) any Person who is acting solely as an underwriter in connection with a public or private offering of Capital Stock of the Issuer or any of its direct or indirect parent companies, acting in such capacity, (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing, any Holding Company, Permitted Plan or any Person or group that becomes a Permitted Holder specified in the last sentence of this definition are members and any member of such group; provided that in the case of such group and without giving effect to the existence of such group or any other group, Persons referred to in subclauses (i) through (iv), collectively, have beneficial ownership of more than 50.0% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies held by such group, (v) any Holding Company and (vi) any Permitted Plan. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made or waived in accordance with the requirements of this Indenture, will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)       any Investment in the Issuer or in a Restricted Subsidiary of the Issuer;

(2)       any Investment in Cash Equivalents or Investment Grade Securities;

(3)       any Investment by the Issuer or any Subsidiary of the Issuer in a Person, if as a result of such Investment;

(A)       such Person becomes a Restricted Subsidiary of the Issuer, or

(B)       such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

(4)       Investments received as non-cash consideration in (i) an Asset Sale made pursuant to and in compliance with Section 4.12 or (ii) a transaction not constituting an Asset Sale;

(5)       Hedging Obligations otherwise permitted under this Indenture;

(6)       (i) receivables (including Receivables) owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) customary deposits into reserve accounts related to securitization transactions, (iii) endorsements for collection or deposit in the ordinary course of business, and (iv) securities, instruments or other obligations or Investments received in compromise or settlement of debts (including, but not limited to, by foreclosure) created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;

(7)       (i) payroll, travel and other advances in the ordinary course of business to officers, consultants and employees and (ii) other loans, or advances to, or Guarantees issued to support the obligations of, officers, consultants and employees, provided that the amount pursuant to this clause (ii) shall not be in excess of $35.0 million outstanding at any time;

(8)       extensions of credit to customers and suppliers, including, but not limited to, lenders, in the ordinary course of business;

(9)       (i) Investments in Residual Interests in connection with any Securitization, Warehousing Facility, other Funding Indebtedness or other Debt permitted by this Indenture and any increases in the aggregate amount thereof resulting from (A) subsequent sales or contributions to such Securitization Entity of Financeable Assets required by the terms of such Securitization, Warehousing Facility, other Funding Indebtedness or other Debt permitted by this Indenture or (B) Standard Securitization Undertakings, but excluding any other capital contribution, loan or advance to, or any other Investment in, any Securitization Entity, (ii) Investments in Guarantees of obligations of any Securitization Entity, including, but not limited to, any that may be deemed to exist pursuant to Standard Securitization Undertakings and (iii) Investments by a Securitization Entity or any other Person in connection with a Securitization, Warehousing Facility, MSR Facility or other Debt permitted by this Indenture, including investments of funds held in accounts required by the arrangements governing such Securitization, Warehousing Facility, MSR Facility or other Debt or any related Securitization Indebtedness, Funding Indebtedness or other Debt;

(10)       any Investment in Receivables, REO Assets or other Financeable Assets (including, but not limited to, in the form of repurchase arrangements of any of the foregoing) and any Investment represented by Servicing Advances (other than Equity Interests of any Person);

(11)       Investments in Securitization Entities, Warehousing Facility Trusts, MSR Facility Trusts, mortgage related securities or charge-off receivables in the ordinary course of business;

(12)       Investments in and making or origination of Servicing Advances, residential or commercial mortgage loans and Securitization Assets (whether or not made in conjunction with the acquisition of Mortgage Servicing Rights);

(13)       Investments in or guarantees of Debt of one or more entities the sole purpose of which is to originate, acquire, securitize, finance and/or sell loans that are purchased, insured, guaranteed, financed or securitized by any GSE; provided that the aggregate amount of (i) Investments in such entities plus (ii) the aggregate principal amount of Debt of such entities that are not Wholly Owned Restricted Subsidiaries which is recourse to the Issuer or any Guarantor shall not exceed an amount equal to 10.0% of the Issuer’s book equity as of any date of determination;

(14)       any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may not be increased other than as required by the terms of such Investment as in existence on the Issue Date or as permitted by Section 4.13(b)(6);

(15)       in addition to Investments listed above, (A) Investments in an aggregate amount, taken together with all other Investments made in reliance on this clause and that are outstanding at the time, not to exceed the greater of (x) $180.0 million and (y) 5.0% of Net Consolidated Total Assets (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income) not to exceed the amount of such Investments in such Person made after the Issue Date in reliance on this clause) and (B) any other Investment if, on the date of such Investment, after giving effect thereto, the Total Debt-to-Equity Ratio does not exceed 1.0 to 1.0; provided that if any Investment pursuant to this clause (15) is made in any Person that is not a Restricted Subsidiary at the date of making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been pursuant to this clause (15) for so long as such Person continues to be a Restricted Subsidiary;

(16)       Investments of a Person that becomes a Restricted Subsidiary due to an acquisition after the Issue Date to the extent the Investment was not made in connection with, or in contemplation of, such acquisition;

(17)       Investments arising out of purchases of all remaining outstanding asset-backed securities of any Securitization Entity and/or Financeable Assets or Securitization Assets of any Securitization Entity in the ordinary course of business or for the purpose of relieving the Issuer or a Subsidiary of the Issuer of the administrative expense of servicing such Securitization Entity;

(18)       any Co-Investment Transaction;

(19)       any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.13(b) (except transactions described in clauses (3), (11), and (15) of Section 4.13(b));

(20)       Investments to the extent made in exchange for, or where the consideration paid consists of, the issuance of Equity Interests (other than Disqualified Stock) of the Issuer or any Unrestricted Subsidiary or Equity Interests of any Parent Entity;

(21)       guarantees of Debt permitted under Section 4.06;

(22)       Investments in Mortgage Servicing Rights (including in the form of repurchases of Mortgage Servicing Rights) in the ordinary course of business;

(23)       purchases of mortgage backed securities or similar debt instruments;

(24)       repurchases of the Notes;

(25)       Investments in the ordinary course of business or consistent with past practice consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(26)       contributions to a “rabbi” trust for the benefit of employees, directors, managers, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Issuer or any Restricted Subsidiary; and

(27)       any Investment (a) in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (27) that are at that time outstanding, not to exceed the greater of (x) $260.0 million and (y) 7.0% of Net Consolidated Total Assets of the Issuer (determined as of the most recent date for which internal financial statements are available), at the time of such Investment (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) and (b) without duplication with clause (a), in an amount equal to the net cash proceeds from any sale or disposition of, or any distribution in respect of, Investments acquired after the Issue Date, to the extent the acquisition of such Investments was financed in reliance on clause (a) and provided that such amount will not increase the amount available for Restricted Payments; provided, however, that if any Investment pursuant to this clause (27) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (16) above and shall cease to have been made pursuant to this clause (27).

“Permitted Liens” means

(1)         Liens existing on the Issue Date (including with respect to after-acquired assets) not otherwise permitted hereby;

(2)         Liens securing any Debt of the Issuer or any Restricted Subsidiary Incurred under clauses (b)(1), (b)(7) or (b)(12) of Section 4.06 (and Obligations in respect thereof);

(3)       Liens on assets of a Restricted Subsidiary that is not a Guarantor securing any Debt of a Restricted Subsidiary that is not a Guarantor (and Obligations in respect thereof);

(4)       Liens on Financeable Assets or any part thereof or interests therein, assets originated, acquired or funded with the proceeds of the Debt secured by such assets, any intangible contract rights and other accounts, documents, records and other property or rights directly related to the foregoing assets and any proceeds thereof and rights under related hedging obligations (and, in the case of any Funding Indebtedness, cash, restricted accounts or securities held in any account with the counterparty to the applicable facility pledged to secure such facility) and Standard Securitization Undertakings, securing any Funding Indebtedness of the Issuer or any Restricted Subsidiary (and Obligations in respect thereof);

(5)       Liens, pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation and other types of social security or obtaining of insurance, or Liens, pledges or deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, utility deposits, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing payment of borrowed money;

(6)       Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case incurred in the ordinary course of business;

(7)       Liens in respect of taxes, assessments and governmental charges which are not yet delinquent more than 60 days or which are being contested in good faith and by appropriate proceedings;

(8)       Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;

(9)       survey exceptions, title exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of the Issuer and its Restricted Subsidiaries;

(10)     licenses, sublicenses, leases or subleases as licensor, sublicensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(11)     customary Liens in favor of trustees and escrow agents, Liens to secure cash management services or to implement pooling arrangements and netting and setoff rights, banker’s liens and the like in favor of financial institutions, depositories, securities intermediaries and counterparties to financial obligations and instruments;

(12)     Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets, including, but not limited to, such Liens that are the subject of an Excess Spread Sale entered into in the ordinary course of business securing obligations under such Excess Spread Sale;

(13)     options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(14)     judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists as a result thereof;

(15)     Liens incurred in the ordinary course of business not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Issuer and its Restricted Subsidiaries;

(16)     Liens (including the interest of a lessor under a Capital Lease) on assets or property (including, but not limited to, Mortgage Servicing Rights) that secure Debt Incurred pursuant to Section 4.06(b)(9); provided that any Liens securing such Debt may not extend to any other assets or property owned by the Issuer or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto) and the Debt secured by the Lien may not be Incurred more than 270 days after the latter of the acquisition, purchase, lease, or completion of the development, construction, repair, maintenance or improvement of the assets or property subject to the Lien;

(17)     Liens on assets, property or Equity Interests of a Person at the time such Person becomes a Restricted Subsidiary of the Issuer, is merged with or into the Issuer or any Restricted Subsidiary, provided such Liens (other than Liens to secure Debt Incurred pursuant to Section 4.06(b)(7)) were not created in contemplation thereof and do not extend to any other property of the Issuer or any Restricted Subsidiary;

(18)     Liens on assets or property at the time the Issuer or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Issuer or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Issuer or any Restricted Subsidiary;

(19)     Liens securing Debt or other obligations of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary;

(20)     Liens securing Hedging Obligations;

(21)     Liens on Residual Interests, Securitization Assets, any intangible contract rights and other accounts, documents, records and assets directly related to the foregoing assets and the proceeds thereof (i) Incurred in connection with Funding Indebtedness, Standard Securitization Undertakings or permitted guarantees of any of the foregoing or (ii) Incurred in connection with any Securitization not covered by clause (i) securing obligations in respect of Securitization Securities; provided, however, that recourse to such Residual Interests, Securitization Assets, intangible contract rights and other accounts, documents, records and assets described in this clause (ii) is limited in a manner consistent with Standard Securitization Undertakings and the ratio of the amount of such Residual Interests to the amount of such Securitization Securities is not significantly greater than the ratio of sellers’ retained interests to the financed portion of assets in similar securitization transactions;

(22)     any pledge of the Capital Stock of an Unrestricted Subsidiary to secure Debt of such Unrestricted Subsidiary, to the extent such pledge constitutes an Investment permitted under Section 4.07;

(23)     extensions, renewals or replacements of any Liens referred to in clauses (1), (16), (17) or (18) of this definition in connection with the refinancing, refunding, extension, renewal, or replacement of the obligations secured thereby, provided that such Lien does not extend to any other property (other than improvements on such property) and, except as contemplated by the definition of “Permitted Refinancing Debt”, the amount secured by such Lien is not increased;

(24)     Liens arising from the recourse that a GSE may have with respect to an alleged breach of any representation or warranty given to such GSE in respect of, and upon the sale of a Receivable;

(25)     Liens securing Non-Recourse Debt so long as such Lien shall encumber only (i) any Equity Interests of the Subsidiary which owes such Debt, (ii) the assets originated, acquired or funded with the proceeds of such Debt and (iii) any intangible contract rights and other accounts, documents, records and other property directly related to the foregoing;

(26)     Liens on client deposits securing the obligation to such client;

(27)     Liens on spread accounts and credit enhancement assets, Liens on the Equity Interests of Restricted Subsidiaries substantially all of which are spread accounts and credit enhancement assets and Liens on interests in Securitization Entities, in each case incurred in connection with Credit Enhancement Agreements;

(28)     Liens on cash, cash equivalents or other property arising in connection with the discharge of Debt;

(29)     Liens with respect to obligations at any one time outstanding that do not exceed the greater of (x) $130.0 million and (y) 3.5% of Net Consolidated Total Assets;

(30)     Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto, provided that such Liens shall not exceed the amount of such premiums so financed;

(31)     Liens securing Debt under Currency Agreements;

(32)     Liens on Equity Interests of Unrestricted Subsidiaries; and

(33)     Liens securing Debt incurred pursuant to a Regulatory Debt Facility.

“Permitted Payments to Parent” means the declaration and payment of dividends or distributions by the Issuer or a Restricted Subsidiary to, or the making of loans or advances to, any Parent Entity in amounts required for any Parent Entity to pay, in each case without duplication:

(1)       franchise, excise and similar taxes, and other fees and expenses, required to maintain its corporate or legal existence;

(2)       customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, employees, directors, officers and managers of any Parent Entity and any payroll, social security or similar taxes thereof, to the extent such salaries, bonuses, severance, indemnities and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(3)       general corporate operating, administrative, compliance and overhead costs and expenses of any Parent Entity and, following the first public offering of the Issuer’s common stock or the common stock of any Parent Entity, listing fees and other costs and expenses of such Parent Entity attributable to being a publicly traded company;

(4)       fees and expenses related to any unsuccessful equity or debt offering of any Parent Entity;

(5)       [reserved];

(6)       cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any Parent Entity;

(7)       for the financing of Permitted Investments; provided, that (a) such Restricted Payment shall be made substantially concurrently with the closing of such Investment or other acquisition, (b) such Parent Entity shall, promptly following the closing thereof, cause (x) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Issuer or one of its Restricted Subsidiaries or (y) the merger or amalgamation of the Person formed or acquired into the Issuer or one of its Restricted Subsidiaries (to the extent not prohibited by this Indenture) in order to consummate such Investment or other acquisition, (c) such Parent Entity and its Affiliates (other than the Issuer or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Issuer or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Indenture, (d) any property received by the Issuer shall not increase amounts available for Restricted Payments under this Indenture and (e) to the extent constituting an Investment, such Investment shall be deemed to be made by the Issuer or such Restricted Subsidiary pursuant to another provision of this Indenture or pursuant to the definition of “Permitted Investments”;

(8)       to the extent constituting Restricted Payments, amounts that would be permitted to be paid by the Issuer under Section 4.13; and

(9)       interest or principal on Debt the proceeds of which have been contributed to the Issuer or any Restricted Subsidiary or that has been guaranteed by, or is otherwise, considered Debt of, the Issuer or any Restricted Subsidiary incurred under Section 4.06.

“Permitted Refinancing Debt” has the meaning assigned to such term in Section 4.06(b)(4).

“Permitted Residual Indebtedness” means any Debt of the Issuer or any of its Subsidiaries under a Residual Funding Facility; provided that the excess (determined as of the most recent date for which internal financial statements are available), if any of (x) the amount of any such Permitted Residual Indebtedness for which the holder thereof has contractual recourse to the Issuer or its Restricted Subsidiaries to satisfy claims with respect to such Permitted Residual Indebtedness (excluding recourse for carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with such transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Residual Indebtedness shall be deemed not to be Permitted Residual Indebtedness (but shall not be deemed to be a new incurrence of Debt subject to the provisions of Section 4.06 except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Debt).

“Permitted Securitization Indebtedness” means Securitization Indebtedness; provided (i) that in connection with any Securitization, any Warehousing Indebtedness, MSR Indebtedness or other Funding Indebtedness used to finance the purchase, origination or pooling of any Receivables, Mortgage Servicing Rights or other asset subject to such securitization is repaid in connection with such securitization to the extent of the net proceeds received by the Issuer and its Restricted Subsidiaries from the applicable Securitization Entity or other purchaser of Receivables, Securitization

Securities or other Financeable Assets, and (ii) the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any such Securitization Indebtedness for which the holder thereof has contractual recourse to the Issuer or its Restricted Subsidiaries to satisfy claims with respect to such Securitization Indebtedness (excluding recourse for carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with such transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Securitization Indebtedness shall not be Permitted Securitization Indebtedness (but shall not be deemed to be a new Incurrence of Debt subject to the provisions of Section 4.06 except with respect to, and solely to the extent of, any such excess that exists upon the initial Incurrence of such Debt).

“Permitted Servicing Advance Facility Indebtedness” means any Debt of the Issuer or any of its Subsidiaries incurred under a Servicing Advance Facility; provided, however, that the excess (determined as of the most recent date for which internal financial statements are available), if any of (x) the amount of any such Permitted Servicing Advance Facility Indebtedness for which the holder thereof has contractual recourse to the Issuer or its Restricted Subsidiaries to satisfy claims with respect to such Permitted Servicing Advance Facility Indebtedness (excluding recourse for carve- out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with such transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Servicing Advance Facility Indebtedness shall not be Permitted Servicing Advance Facility Indebtedness (but shall not be deemed to be a new Incurrence of Debt subject to the provisions of Section 4.06 except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Debt).

“Permitted Warehousing Indebtedness” means Warehousing Indebtedness; provided, however, that the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any such Warehousing Indebtedness for which the holder thereof has contractual recourse to the Issuer or its Restricted Subsidiaries to satisfy claims with respect to such Warehousing Indebtedness (excluding recourse for carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with such transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets which secure such Warehousing Indebtedness shall not be Permitted Warehousing Indebtedness (but shall not be deemed to be a new Incurrence of Debt subject to the provisions of Section 4.06, except with respect to, and solely to the extent of, any such excess that exists upon the initial Incurrence of such Debt.

“Person” means an individual, a corporation, a partnership, a limited liability Issuer, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Position Representation” has the meaning assigned to such term in Section 7.05.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“principal” of any Debt means the principal amount of such Debt, (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

“Public Company Costs” means the initial costs relating to establishing compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to the Issuer or its Restricted Subsidiaries’ or any Parent Entity’s initial establishment of compliance with the obligations of a reporting company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and Exchange Act.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Rating Agencies” means S&P, Moody’s and Fitch; provided that if two of S&P, Moody’s or Fitch shall cease issuing a rating on the Notes for reasons outside the control of the Issuer, then the Issuer may select a nationally recognized statistical rating agency to substitute for S&P, Moody’s and/or Fitch (as applicable).

“Realizable Value” of an asset means (i) with respect to any REO Asset, the value realizable upon the disposition of such asset as determined by the Issuer in its reasonable discretion and consistent with customary industry practice and (ii) with respect to any other asset, the lesser of (x) the face value of such asset and (y) the market value of such asset as determined by the Issuer in accordance with the agreement governing the applicable Warehousing Indebtedness or MSR Indebtedness or Permitted Residual Indebtedness, as the case may be (or, if such agreement does not contain any related provision, as determined by senior management of the Issuer in good faith); provided, however, that the Realizable Value of any asset described in clause (i) or (ii) above which an unaffiliated third party has a binding contractual commitment to purchase from the Issuer or any of its Restricted Subsidiaries shall be the minimum price payable to the Issuer or such Restricted Subsidiary for such asset pursuant to such contractual commitment.

“Receivables” means mortgage loans and other mortgage related receivables (and related Mortgage Servicing Rights) arising in the ordinary course of business, together with any assets related thereto that are of the type transferred in connection with securitization transactions involving assets such as, or similar to, such Receivables, and any collections or proceeds of any of the foregoing, including all collateral securing such Receivables, all contracts and contract rights, security interests, financing statements or other documentation in respect of such Receivables, all general intangibles under or arising out of or relating to such Receivables and any guarantees, indemnities, warranties or other obligations in respect of such Receivables; provided, however, that (i) for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date and (ii) “Receivables” shall exclude Residual Interests and Servicing Advance Receivables.

“refinance” has the meaning assigned to such term in Section 4.06(b)(4).

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged to maintain the Register.

“Regular Record Date” for the interest payable on any Interest Payment Date means the January 15 or July 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Related Party Transaction” has the meaning assigned to such term in Section 4.13(a).

“Relevant Condition” means, at any date of determination, Total Shareholders’ Equity is at least $1,000.0 million.

“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulatory Debt Facility” means, with respect to the Issuer or any of the Issuer’s Subsidiaries, one or more debt facilities entered into pursuant to the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) promulgated under the Coronavirus Aid, Relief, and Economic Security Act or any other legislation, regulation, act or similar law of the United States in response to, or related to the effect of, COVID-19, in each case, as amended from time to time.

“REO Asset” of a Person means a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a Lien on such asset securing a Receivable or Servicing Advance Receivable or other mortgage-related receivable.

“Required Asset Sale” means any Asset Sale that is a result of a repurchase right or obligation or a mandatory sale right or obligation related to (1) Mortgage Servicing Rights, (2) pools or portfolios of Mortgage Servicing Rights, or (3) the Capital Stock of any Person that holds Mortgage Servicing Rights or pools or portfolios of Mortgage Servicing Rights, which rights or obligations are either in existence on the date of this Indenture (or substantially similar in nature to such rights or obligations in existence on the date of this Indenture or pursuant to the guidelines or regulations of a GSE).

“Residual Funding Facility” means any funding arrangement with a financial institution or institutions or other lenders or purchasers under which advances are made to the Issuer or any Restricted Subsidiary secured by Residual Interests.

“Residual Interest” means (i) any residual, subordinated, reserve accounts and ownership, participation or equity interest held by the Issuer or a Restricted Subsidiary in Securitization Entities, Warehousing Facility Trusts and/or MSR Facility Trusts or their assets, regardless of whether required to appear on the face of the consolidated financial statements in accordance with GAAP or (ii), with respect to any Securitization Entity, the residual right (which may be represented by an equity interest or a subordinated debt obligation of such entity) owned or held by the Issuer or a Restricted Subsidiary (other than a Securitization Entity) to receive cash flows from the Financeable Assets sold to such Securitization Entity in excess of amounts needed to pay principal of, interest on and other amounts in respect of Securitization Entity Indebtedness of such entity, servicing expenses of such entity, costs in respect of Hedging Obligations of such entity (if any) and other fees and obligations in respect of the Third-Party Securities issued by such entity and secured by such Financeable Assets.

“Responsible Officer” means any officer of the Trustee, in the case of the Trustee, or any officer of the Paying Agent, in the case of the Paying Agent, in each case in its corporate trust department who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and, in each case, with direct responsibility for the administration of such role under this Indenture.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Payment” has the meaning assigned to such term in Section 4.07(a).

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“Reversion Date” has the meaning assigned to such term in Section 4.18.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Issuer and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real property or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person in contemplation of such leasing.

“S&P” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, and any successor to its rating agency business.

“Screened Affiliate” means any Affiliate of a Noteholder (i) that makes investment decisions independently from such Noteholder and any other Affiliate of such Noteholder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Noteholder and any other Affiliate of such Noteholder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such Noteholder or any other Affiliate of such Noteholder that is acting in concert with such Noteholder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Noteholder or any other Affiliate of such Noteholder that is acting in concert with such Noteholders in connection with its investment in the Notes.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, complementary, incidental or ancillary thereto, or is a reasonable extension, development or expansion thereof.

“Securities Act” means the Securities Act of 1933.

“Securitization” means a public or private transfer, pledge, re-pledge, sale or financing, on a fixed or revolving basis, (collectively, “financing”)of (i) Servicing Advances or Mortgage Servicing Rights, (ii) mortgage loans, (iii) installment contracts, (iv) deferred servicing fees, (v) warehouse loans secured by mortgage loans, (vi) mortgage backed and other asset backed securities, including interest only securities, and Securitization Securities, (vii) dealer floorplan loans, (viii) other loans and related assets, and/or (ix) other receivables (including, but not limited to, Receivables), Residual Interests, REO Assets, other Financeable Assets, collections or proceeds of any of the foregoing or similar assets (or any interests in any of the foregoing or in Securitization Entities owning any of the foregoing, including, but not limited to, Securitization Securities) and any other asset capable of being securitized or transferred, pledged, re-pledged or sold in connection with Securitizations, (clauses (i)—(ix) above, collectively, the “Securitization Assets”), in each case where such financing of Securitization Assets is done in a manner by which the Issuer or any of its Restricted Subsidiaries directly or indirectly securitizes a pool of Securitization Assets including, but not limited to, any such transaction involving the sale, transfer, contribution, pledge or re-pledge of Securitization Assets to a Securitization Entity or the issuance by a Securitization Entity of Securitization Securities that are used to directly or indirectly finance Securitization Assets.

“Securitization Assets” has the meaning specified in the definition of “Securitization.”

“Securitization Entity” means (i) any MSR Facility Trust, any Warehousing Facility Trust, and any other Person (whether or not a Restricted Subsidiary of the Issuer but excluding the Issuer) established for the purpose of issuing asset- backed or mortgaged-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations, net interest margin securities, certificates of beneficial or participation interests or other Securitization Securities), (ii) any special purpose Subsidiary established for the purpose of selling, depositing, or contributing Securitization Assets into a Person described in clause (i) or holding securities in any related Securitization Entity, regardless of whether such person is an issuer of securities; provided that such Person is not an obligor with respect to any Debt of the Issuer or any Guarantor, and (iii) any special purpose Subsidiary of the Issuer formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities; provided that such Person is not an obligor with respect to any Debt of the Issuer or any Guarantor other than under Credit Enhancement Agreements.

“Securitization Indebtedness” means (i) Debt (including Securitization Securities) of the Issuer or any of its Restricted Subsidiaries Incurred pursuant to on-balance sheet Securitizations and (ii) any Debt (including Securitization Securities) consisting of advances or other loans made to the Issuer or any of its Restricted Subsidiaries based upon securities (including Securitization Securities) issued by a Securitization Entity pursuant to a Securitization, and acquired or retained by the Issuer or any of its Restricted Subsidiaries. Without limiting the foregoing, it is expressly understood and agreed that each of the following transactions are Securitization

Indebtedness: (i) the sale of loans to Fannie Mae, Freddie Mac, or the FHLB, (ii) the issuance of securities by the Issuer or a Restricted Subsidiary under one of Ginnie Mae’s mortgage-backed securities programs, including a home-equity conversion mortgage program, and (iii) liabilities associated with the Issuer or its Restricted Subsidiaries’ Home Equity Conversion Mortgage loan inventory where the securitization of such loan inventory does not meet the GAAP criteria for sale treatment; provided that the foregoing transactions shall be deemed to be Securitization Indebtedness only to the extent that such transactions continue to satisfy the terms described in the first sentence of this definition.

“Securitization Securities” means, with respect to any Securitization, Funding Indebtedness, Permitted Refinancing Indebtedness, notes, bonds or other debt instruments, beneficial interests in a trust, undivided ownership or participation interests in an entity or in a pool or pools of Financeable Assets or any interest in any of the foregoing or other securities issued, sold, pledged or re-pledged by the Issuer, the relevant Restricted Subsidiary or Securitization Entity to banks, investors, other financing sources, the Issuer or its Restricted Subsidiaries.

“Servicing Advance Facility” means any funding arrangement with lenders collateralized in whole or in part by Servicing Advances under which advances are made to the Issuer or any of its Restricted Subsidiaries based on such collateral.

“Servicing Advance Receivables” means rights to collections under mortgage related receivables of or other rights to reimbursement of Servicing Advances that the Issuer or a Restricted Subsidiary of the Issuer has made in the ordinary course of business and on customary industry terms.

“Servicing Advances” means advances made by the Issuer or any of its Restricted Subsidiaries in its capacity as servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable; to enforce remedies, manage and liquidate REO Assets; or that the Issuer or any of its Restricted Subsidiaries otherwise advances in its capacity as servicer.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Issuer or any one or more Guarantors and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Issuer or any one or more Guarantors.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“Speculative Hedging Obligation” means any Hedging Obligation other than a Permitted Hedging Obligation.

“Standard Securitization Undertakings” means all representations, warranties, covenants and indemnities (including obligations to repurchase any Financeable Assets sold in such securitization and any margin calls under any Warehousing Facilities or MSR Facilities) entered into by the Issuer or a Restricted Subsidiary (other than a Securitization Entity) in connection with Funding Indebtedness or MSR Indebtedness.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of the Issuer which is subordinated in right of payment to the Notes, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof), and (ii) any Securitization Entity established by or for the benefit of the Issuer or any Restricted Subsidiary in connection with any Funding Indebtedness. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Issuer.

“Suspended Covenants” has the meaning assigned to such term in Section 4.18.

“Suspension Period” has the meaning assigned to such term in Section 4.18.

“Total Debt-to-Equity Ratio” means, on any date of determination, the ratio of (1) the aggregate amount of Non-Funding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis on such date of determination to (2) Total Shareholders’ Equity on such date of determination.

“Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

“Temporary Offshore Global Note Legend” means the legend set forth in Exhibit I.

“Total Shareholders’ Equity” means, at any date of determination, the consolidated shareholders’ equity of the Issuer and its Restricted Subsidiaries, calculated excluding:

(1)       any amounts attributable to Disqualified Stock;

(2)       treasury stock;

(3)       the cumulative effect of a change in accounting principles; and

(4)       any non-controlling interest owned by any Person in any Subsidiary of the Issuer.

“Transactions” means the offer and sale of the Notes and the use of proceeds therefrom as described under the caption “Use of Proceeds” in the Offering Memorandum.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 1, 2023; provided that if the period from the redemption date to February 1, 2023 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trident Funds” refers, collectively, to one or more investment entities directly or indirectly managed by Stone Point Capital LLC, including Trident VI, L.P., Trident VI Parallel Fund, L.P., Trident VI DE Parallel Fund, L.P. and Trident VI Professionals Fund, L.P.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the Issue Date.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Unrestricted Subsidiary” means:

(1)       any Subsidiary of the Issuer that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 4.15; and

(2)       any Subsidiary of an Unrestricted Subsidiary.

“Verification Covenant” has the meaning assigned to such term in Section 7.05.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Warehousing Facility” means any financing arrangement of any kind, including financing arrangements in the form of purchase facilities, repurchase facilities, early purchase facilities, re-pledge facilities, loan agreements, note and/or other security issuance facilities and commercial paper facilities (and excluding, in all cases, Securitizations), with a financial institution or other lender (including, but not limited to, any GSE) or purchaser, in each case exclusively to finance or refinance (i) the purchase, origination, pooling or funding of Receivables or other Financeable Assets by the Issuer or any Restricted Subsidiary prior to sale to a third party, (ii) Servicing Advances, (iii) the carrying of REO Assets related to Receivables or other Financeable Assets, (iv) funded debt draws with respect to mortgages that have not yet cleared (drafts payable) that will be funded by such facility, or (v) any other Financeable Assets; provided that such purchase, origination, pooling, funding, refinancing, carrying and/or draw is in the ordinary course of business.

“Warehousing Facility Trusts” means any Person (whether or not a Subsidiary of the Issuer) established for the purpose of issuing notes or other securities (including, but not limited to, Securitization Securities) or holding, pledging or re-pledging any of the assets described in clauses (i) through (iv) below, or interests therein or pledges thereof, or entering into a Warehousing Facility with the Issuer or a Restricting Subsidiary, in each case in connection with a Warehousing Facility, which notes and securities are backed by, or represent interests in, (i) loans, mortgage-related securities, Financeable Assets or other receivables originated or purchased by, and/or contributed to, such Person from the Issuer or any Restricted Subsidiary of the Issuer; (ii) specified Servicing Advances originated or purchased by, and/or contributed to, such Person from the Issuer or any Restricted Subsidiary of the Issuer; (iii) the carrying of REO Assets related to loans and other receivables originated or purchased by, and/or contributed to, such Person from the Issuer or any Restricted Subsidiary of the Issuer; or (iv) interests in other Warehousing Facility Trusts.

“Warehousing Indebtedness” means Debt in connection with a Warehousing Facility.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02.         Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(1)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2)           “herein,” “hereof’ and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(3)           all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(4)           references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(5)           in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Issuer may classify such transaction as it, in its sole discretion, determines; and

(6)           in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.03.         Limited Condition Transactions.

When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Debt, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales), in each case, at the option of the Issuer (the Issuer’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a Restricted Payment or similar event), and if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Debt, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales) and any related pro forma adjustments, the Issuer or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Debt, for example, whether such Debt is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Issuer may elect, in its sole discretion, to re-determine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets, (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Debt, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales) and (c) Fixed Charges for purposes of Fixed Charge Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Debt or, if no such indicative interest margin exists, as reasonably determined by the Issuer in good faith.

For the avoidance of doubt, the Issuer shall have made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in EBITDA or Net Consolidated Total Assets of the Issuer or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof (but without netting the cash proceeds thereof)) had been consummated.

Article 2
The Notes

Section 2.01.          Form, Dating and Denominations; Legends. (a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Issuer is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.

(b)          (1)           Except as otherwise provided in paragraph (c) of this Section 2.01, Section 2.10(b)(3), (b)(5), or (c) or Section 2.09(b)(4), each Note, whether an Initial Note or an Additional Note (other than a Permanent Offshore Note), will bear the Restricted Legend.

(2)           Each Global Note, whether an Initial Note or Additional Note, will bear the DTC Legend.

(3)           Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

(4)           Notes (whether Initial Notes or Additional Notes) offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

(5)           Notes (whether Initial Notes or Additional Notes) offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Issuer to the Trustee, Notes (whether Initial Notes or Additional Notes) offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(6)           Notes (whether Initial Notes or Additional Notes) resold to Institutional Accredited Investors or individual “accredited investors” affiliated with the Issuer (“Affiliated Investors”) will be in the form of an IAI Global Note.

(c)          If the Issuer determines (upon the advice of counsel and such other certifications and evidence as the Issuer may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Issuer may instruct the Trustee in writing to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d)          By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

Each Note shall be dated the date of its authentication.

Section 2.02.         Execution and Authentication; Additional Notes. (a) An Officer shall execute the Notes for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b)          A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature constituting conclusive evidence that the Note has been authenticated under this Indenture.

(c)          At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication. The Trustee will, upon the written direction of the Issuer, authenticate and deliver:

(i)            Initial Notes for original issue in the aggregate principal amount not to exceed $550,000,000, and

(ii)           Subject to Article 4, Additional Notes from time to time for original issue in aggregate principal amounts specified by the Issuer in writing,

After receipt by the Trustee of an Officers’ Certificate specifying:

(1)           the amount of Notes to be authenticated and the date on which the Notes are to be authenticated;

(2)           whether the Notes are to be Initial Notes or Additional Notes;

(3)           in the case of Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4;

(4)           whether the Notes are to be issued as one or more Global Notes or Certificated Notes; and

(5)           other information the Issuer may determine to include or the Trustee may reasonably request.

(d)          The Initial Notes and any Additional Notes will be treated as a single class for all purposes under this Indenture and will vote together as a single class on all matters with respect to the Notes; provided, however, that if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number.

Section 2.03.          Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Issuer may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Issuer may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Issuer and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Issuer initially appoints, upon the terms and subject to the conditions herein set forth, U.S. Bank National Association as Trustee, Registrar and Paying Agent. In acting hereunder and in connection with the Notes, the Registrar and the Paying Agent shall act solely as agents of the Issuer, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder of the Notes

(b)          The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee in writing of any default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

Section 2.04.          Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Issuer will issue and the Trustee will authenticate, upon the written direction of the Issuer and the provision of evidence satisfactory to the Trustee that such Note was lost, destroyed or wrongfully taken, a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Issuer and entitled to the benefits of this Indenture. If required by the Trustee or the Issuer, an indemnity and/or security must be furnished that is sufficient in the judgment of both the Trustee and the Issuer to protect the Issuer and the Trustee from any loss they may suffer if a Note is replaced. The Issuer and/or Trustee may charge the Holder for the expenses of the Issuer and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay the Note instead of issuing a replacement Note.

Section 2.05.         Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:

(1)          Notes cancelled by the Trustee or delivered to it for cancellation;

(2)           any Note which has been replaced or paid pursuant to Section 2.04 unless and until the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(3)           on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Issuer or an Affiliate of the Issuer) holds money sufficient to pay all amounts then due.

(b)          A Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note; provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Issuer or any Affiliate of the Issuer will be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee has received written notice from the Issuer that such Notes are so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any Affiliate of the Issuer.

Section 2.06.          Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee will, upon the written direction of the Issuer, authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Issuer will execute and the Trustee will, upon the written direction of the Issuer, authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.07.          Cancellation. The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures. The Issuer may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08.         CUSIP and CINS Numbers. The Issuer in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Issuer will promptly notify the Trustee of any change in the CUSIP or CINS numbers.

Section 2.09.         Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Issuer shall cause the Registrar to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b)         (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2)           Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

(3)           Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4)           If (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Issuer within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the

Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c)          Each Certificated Note will be registered in the name of the holder thereof or its nominee.

(d)          A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Registrar will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Registrar for the purpose; provided that:

(x)           no transfer or exchange will be effective until it is registered in such Register; and

(y)           the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Issuer, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Issuer will execute and the Trustee will, upon the written direction of the Issuer, authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Issuer and/or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4) of this Section 2.09).

(e)          (1)           Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2)           Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3)           Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4)           Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(f)           The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(g)          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.10.          Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to cause the registration of any requested transfer or exchange that does not comply with the preceding sentence.

(b)          Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)

Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1)           No certification is required.

(2)           The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed and executed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3)           The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed and executed Rule 144A Certificate, (y) a duly completed and executed Regulation S Certificate or (z) a duly completed and executed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed and executed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4)           The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed and executed Rule 144A Certificate.

(5)           Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed and executed Rule 144A Certificate or (y) a duly completed and executed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(c)          No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such time (if any) as the Issuer determines that the Notes are eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Issuer has provided the Trustee with an Officers’ Certificate to that effect, and the Issuer and/or the Trustee may require from any Person requesting a transfer or exchange in reliance upon this paragraph (c) an Opinion of Counsel and any other reasonable certifications and evidence in order to support such certificate.

Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d)          The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice within a reasonable period of time to the Trustee.

(e)          None of the Trustee or the Registrar shall have any duty to monitor the Issuer’s compliance with or have any responsibility with respect to the Issuer’s compliance with any federal or state securities laws in connection with registrations of transfers and exchanges of the Notes. The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Depositary’s Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation, as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture or the Notes and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.11.          Temporary Offshore Global Notes. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced during the Restricted Period by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

(b)          An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(c)          Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(d)          Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal of, or interest or premium on, such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.

Article 3
Redemption; Offer to Purchase

Section 3.01.          Optional Redemption. (a) At any time and from time to time on or after February 1, 2023, the Issuer may redeem the Notes at its option, in whole or in part, upon not less than 10 nor more than 60 days, notice, at the redemption prices expressed as a percentage of principal amount set forth below plus accrued and unpaid interest, if any, to but excluding, the redemption date, in cash, if redeemed during the twelve-month period beginning on February 1 in the years indicated below.

12-month period commencing in Year	Percentage
2023	102.500%
2024	101.250%
2025 and thereafter	100.000%

(b)          At any time and from time to time prior to February 1, 2023, upon not less than 10 nor more than 60 days’ notice, the Issuer may redeem some or all of the Notes at a price of 100.000% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Section 3.02.          Redemption with Proceeds of Equity Offering. At any time and from time to time prior to February 1, 2023, the Issuer may redeem Notes with the net cash proceeds received by the Issuer from any Equity Offering at a redemption price equal to 105.000% of the principal amount plus accrued and unpaid interest, if any, to but excluding the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of any Additional Notes), provided that:

(1)           in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering; and

(2)           not less than 50% of the principal amount of the Notes (calculated after giving effect to any Additional Notes issued under this Indenture) remains outstanding immediately thereafter excluding any Notes held by the Issuer or its Subsidiaries (unless all Notes are otherwise redeemed substantially concurrently).

Section 3.03.         Method and Effect of Redemption. (a) If the Issuer elects to redeem Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate at least 10 days before the redemption date (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes are being redeemed, the Officers’ Certificate must also specify a record date not less than five days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Notes to be redeemed pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate, in accordance with the procedures of the Depositary, in denominations of $2,000 principal amount and higher integral multiples of $1,000. The Trustee will notify the Issuer promptly of the Notes or portions of Notes to be called for redemption. Notice of redemption must be sent by the Issuer or at the Issuer’s prior written request (not less than two Business Days prior to the date notice is to be given, unless a shorter period is acceptable to the Trustee), by the Trustee in the name and at the expense of the Issuer, to Holders whose Notes are to be redeemed at least 10 days but not more than 60 days before the redemption date.

(b)         The notice of redemption will identify the Notes to be redeemed and will include or state the following:

(1)           the redemption date and any conditions to such redemption;

(2)           the redemption price, including the portion thereof representing any accrued interest;

(3)           the place or places where Notes are to be surrendered for redemption;

(4)           Notes called for redemption must be so surrendered in order to collect the redemption price;

(5)           on the redemption date, subject to satisfaction of any conditions specified therein, the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

(6)           if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

(7)           if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)          Notice of any redemption upon any corporate transaction or other event (including any Equity Offering, incurrence of Debt, Change of Control or other transaction) may be given prior to the completion thereof. In addition, any redemption or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. For the avoidance of doubt, (1) if any redemption date shall be delayed as contemplated by this Section 3.03 and the terms of the applicable notice of redemption, such redemption date as so delayed may occur at any time after the original redemption date set forth in the applicable notice of redemption and after the satisfaction of any applicable conditions precedent, including, but not limited to, on a date that is less than 10 days after the original redemption date or more than 60 days after the date of the applicable notice of redemption and (2) any such redemption may not occur and such notice of redemption may be rescinded in the event any or all such conditions shall not have been satisfied by the redemption date or by any delayed redemption date. To the extent that the redemption date will occur on a date other than the original redemption date set forth in the applicable notice of redemption, the Issuer shall notify the Holders and the Trustee of the final redemption date prior to such date; provided that the failure to give such notice, or any defect therein, shall not impair or affect the validity of any redemption under this Article 3.

(d)          Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date except as provided in Section 3.03(c), and upon surrender of the Notes called for redemption, the Issuer shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

Section 3.04.         Offer to Purchase. (a) An “Offer to Purchase” means an offer by the Issuer or a third party to purchase Notes as required by this Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders. The Issuer or third party will notify the Trustee in writing at least two Business Days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Issuer or, at the Issuer’s written request, by the Trustee in the name and at the expense of the Issuer.

(b)          The offer must include or state the following as to the terms of the Offer to Purchase:

(1)           the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(2)           the aggregate principal amount of the outstanding Notes offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture) (the “purchase amount”);

(3)           the purchase price, including the portion thereof representing accrued interest;

(4)           an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(5)           a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in minimum denomination of $2,000 principal amount and integral multiples of $1,000 principal amount in excess thereof;

(6)           the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7)           each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Issuer or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(8)           interest on any Note not tendered, or tendered but not purchased by the Issuer pursuant to the Offer to Purchase, will continue to accrue;

(9)           on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

(10)         Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Issuer or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(11)         (i) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer will purchase all such Notes, and (ii) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuer will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof will be purchased;

(12)         if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

(13)         if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)          Prior to the purchase date, the Issuer will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase.

(d)          Notes repurchased by the Issuer pursuant to an Offer to Purchase will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to the preceding paragraphs will have the status of notes issued and outstanding.

(e)          The Issuer will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

(f)           On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(g)          Except under Section 4.11, Noteholders will not be permitted to require the Issuer to repurchase or redeem Notes in the event of a takeover, recapitalization or similar transaction.

Article 4
Covenants

Section 4.01.         Payment of Notes. (a) The Issuer agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 10:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Issuer will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that to the extent any such funds are received by the Trustee (or Paying Agent) from the Issuer after such time on such date, such funds will be distributed to such Persons within one Business Day of the receipt thereof, provided further that if the Issuer or any Affiliate of the Issuer is acting as

Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Issuer will promptly notify the Trustee in writing of its compliance with this paragraph.

(b)          An installment of principal or interest will be considered paid on the date due if, not later than 10:00 A.M. (New York City time) on such date, the Trustee (or Paying Agent, other than the Issuer or any Affiliate of the Issuer) holds on that date money designated for and sufficient to pay the installment. If the Issuer or any Affiliate of the Issuer acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c)          The Issuer agrees to pay interest on overdue principal, and overdue installments of interest at the rate per annum specified in the Notes.

(d)          Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Issuer will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02.          Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially designates the Corporate Trust Office of the Trustee as such office of the Issuer. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee at its Corporate Trust Office.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.          Existence. The Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Issuer and each Restricted Subsidiary, provided that the Issuer is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 4.12 or Article 5.

Section 4.04.          Payment of Taxes and other Claims. The Issuer will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Issuer or any Subsidiary or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Issuer or any Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

Section 4.05.          Maintenance of Properties and Insurance. (a) The Issuer will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Issuer may be necessary so that the business of the Issuer and its Restricted Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this Section prevents the Issuer or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Issuer, desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole.

(b)         The Issuer will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which the Issuer and its Restricted Subsidiaries are then conducting business.

Section 4.06.          Limitation on Debt and Disqualified or Preferred Stock. (a) The Issuer:

(1)           will not, and will not permit any Restricted Subsidiary to, Incur any Non-Funding Indebtedness; and

(2)           will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Stock, and will not permit any of its Restricted Subsidiaries that is not a Guarantor to Incur any Preferred Stock (other than Disqualified or Preferred Stock of Restricted Subsidiaries held by the Issuer or a Restricted Subsidiary, so long as it is so held);

provided, that the Issuer or any Restricted Subsidiary may Incur Non-Funding Indebtedness or Disqualified Stock and any Restricted Subsidiary may Incur Preferred Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom as if the same had occurred at the beginning of the most recently ended fiscal quarter of the Issuer for which internal financial statements are available, either (x) the Fixed Charge Coverage Ratio is no less than 3.0 to 1.0 or (y) the Debt-to-Equity Ratio does not exceed 2.0 to 1.0.

(b)          Notwithstanding the foregoing, the Issuer and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):

(1)           Debt of the Issuer and any Restricted Subsidiary under any Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of (A) $260.0 million and (B) 7.0% of Net Consolidated Total Assets;

(2)           Debt owed to and held by the Issuer or any Restricted Subsidiary so long as such Debt continues to be owed to the Issuer or a Restricted Subsidiary and which, if the obligor is the Issuer or a Guarantor, is subordinated in right of payment to the Notes upon bankruptcy, insolvency or similar event;

(3)           Debt pursuant to the Notes and Note Guarantees (other than Additional Notes);

(4)           Debt (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued or Incurred in exchange for, or the net proceeds of which are used to repay, prepay, defease, retire, redeem, repurchase, extend, refinance or refund, including by way of any defeasance or discharge mechanism (all of the above, for purposes of this clause, “refinance”) in whole or in part then outstanding Debt in an amount (after deduction of any original issue discount) not to exceed the principal amount of the Debt so refinanced, plus premiums, defeasance costs, tender premiums, accrued interest, fees and expenses including Debt that refinances Permitted Refinancing Debt; provided that:

(A)           in case the Debt (and any guarantees in respect thereof) to be refinanced is Subordinated Debt, the new Debt (and the corresponding guarantees in respect thereof), by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes and the Note Guarantees at least to the extent that the Debt to be refinanced is subordinated to the Notes and the Note Guarantees;

(B)            (i) the new Debt does not have a Stated Maturity prior to (x) the Stated Maturity of the Debt to be refinanced or (y) 91 days following the maturity of the Notes, and (ii) the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced;

(C)           in no event may Debt of the Issuer or any Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor or Debt of the Issuer or any Restricted

Subsidiary be refinanced pursuant to this clause by means of any Debt of any Unrestricted Subsidiary; and

(D)           Debt Incurred pursuant to clauses (1), (2), (5), (6), (10), (11), (14) (to the extent such Debt continues to be Non-Recourse Debt), (15), (16) and (18) through (25) of this Section 4.06(b) may not be refinanced pursuant to this clause but shall instead be refinanced pursuant to Debt incurred under such clauses or another clause hereunder;

(5)           Debt Incurred under a Regulatory Debt Facility;

(6)           Debt of the Issuer or any Restricted Subsidiary with respect to (i) performance, bid, appeal, customs or surety bonds and completion guarantees in the ordinary course of business or in connection with judgments that do not result in an Event of Default, obligations in respect of any workers’ compensation claims, early retirement or termination obligations, deferred compensatory or employee or director equity plans, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes, payment obligations in connection with self-insurance, or similar requirements, including letters of credit and bankers’ acceptances supporting any of the foregoing or anything else that is not Debt, or supporting any of the following items in clauses (ii) or (iii), (ii) financing insurance premiums or (iii) indemnification, adjustment of purchase price or similar obligations incurred in connection with the acquisition or disposition of any business or assets;

(7)           (i) Debt Incurred or issued by the Issuer or any Restricted Subsidiary in connection with an acquisition or other purchase of assets (including Financeable Assets) by the Issuer, any Restricted Subsidiary or any Parent Entity or (ii) Acquired Debt; provided that, in each case, any assets acquired or purchased pursuant to this Section 4.06(b)(7) are contributed to (or, in the case of Persons, merged into or amalgamated with) the Issuer or any Restricted Subsidiary; and provided, further, that after giving effect to such acquisition, merger, amalgamation or consolidation or other purchase of assets, (1) the aggregate amount of such Debt incurred pursuant to this Section 4.06(b)(7), together with the aggregate principal amount of any outstanding Permitted Refinancing Debt in respect thereof, does not exceed the greater of (x) $130.0 million and (y) 3.5% of Net Consolidated Total Assets or (2) either the Issuer (x) could Incur at least $1.00 of additional Debt under Section 4.06(a) or (y) has a Debt-to-Equity Ratio equal to or better than the Debt-to-Equity Ratio of the Issuer immediately prior to such transaction or (z) has a Fixed Charge Coverage Ratio no less than the Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction;

(8)           Debt of the Issuer or any Restricted Subsidiary pursuant to agreements outstanding on the Issue Date in an aggregate principal amount at any time outstanding not to exceed the maximum amount available under each such agreement as in effect on the Issue Date (and, for purposes of clause (4)(D) of this

Section 4.06(b), not otherwise constituting Permitted Debt, it being understood that Debt otherwise constituting Permitted Debt pursuant to another clause of this Section 4.06(b) shall be incurred thereunder);

(9)           Debt (including Capital Leases) Incurred to finance the purchase, lease, expansion, construction, development, installation, replacement, relocation, renewal, maintenance, upgrade, repair or improvement of property, equipment or any other asset (whether in the nature of real property or personal property, including, but not limited to, assets consisting of Financeable Assets, mortgage related securities or derivatives, consumer receivables, and other similar assets (or any interests in any of the foregoing)) by the Issuer or any Restricted Subsidiary (including the acquisition or purchase of any assets though the acquisition of any Person that becomes a Restricted Subsidiary or by the merger of a Person with or into the Issuer or any Restricted Subsidiary) which Debt is Incurred on or after the Issue Date and no later than 365 days after the date of completion of the purchase, lease, expansion, construction, development, installation, replacement, relocation, renewal, maintenance, upgrade, repair or improvement of such assets; provided that the amount of such Debt does not exceed the Fair Market Value on the date that such Debt is incurred of the assets or property developed, constructed, purchased, leased, repaired, maintained, expanded, replaced, upgraded, installed or improved with the proceeds of such Debt;

(10)         to the extent otherwise constituting Debt, Debt deemed to exist as a result of Standard Securitization Undertakings or Credit Enhancement Agreements;

(11)         Debt of the Issuer or any Restricted Subsidiary consisting of Guarantees of Debt or other Obligations of the Issuer or any Restricted

Subsidiary Incurred under any other clause of this Section 4.06 or Guarantees of Funding Indebtedness;

(12)         Debt of the Issuer or any Restricted Subsidiary Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed (a) the greater of (x) $130.0 million and (y) 3.5% of Net Consolidated Total Assets less (b) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause;

(13)         Debt or Disqualified Stock of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 200% of the net cash proceeds and the fair market value, as determined in good faith by an Officer, of marketable securities or other property received by the Issuer since the Issue Date from any Equity Offering or cash contributed to the capital of the Issuer to the extent that such net cash proceeds has not been applied to permitted payments under Section 4.07 (such contributed equity, “Capital Stock Proceeds”);

(14)         Non-Recourse Debt;

(15)         to the extent otherwise constituting Debt, obligations arising from agreements providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, including, but not limited to, any Servicing Advances, Mortgage Servicing Rights, Receivables, mortgage related securities or derivatives, consumer receivables, REO Assets, Residual Interests, other Financeable Assets and other similar assets (or any interests in any of the foregoing) purchased or originated by the Issuer or any of its Restricted Subsidiaries arising in the ordinary course of business;

(16)         to the extent constituting Debt, Debt under Excess Spread Sales incurred in the ordinary course of business;

(17)         Debt arising out of or to fund purchases of all remaining outstanding asset-backed securities of any Securitization Entity in the ordinary course of business or for the purpose of relieving the Issuer or a Restricted Subsidiary of the administrative expense of servicing such Securitization Entity;

(18)         Debt consisting of Debt from the repurchase, retirement or other acquisition or retirement for value by the Issuer of Equity Interests of the Issuer or any Parent Entity from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Issuer or any of its Subsidiaries or any Parent Entity to the extent described in Section 4.07(b)(7);

(19)         Debt in respect of netting services, overdraft protections, automated clearing house transactions, and otherwise in connection with treasury and/or cash management services, including, but not limited to, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services;

(20)         Guarantees by the Issuer or any Restricted Subsidiaries of the Issuer to owners of servicing rights in the ordinary course of business;

(21)         Debt under Currency Agreements; provided that in the case of Currency Agreements which are related to Debt, such Currency Agreements do not increase the Debt of the Issuer and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(22)         Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Debt is extinguished within five business days of its incurrence;

(23)         Debt to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the notes and Note Guarantees;

(24)         Debt of (i) any Foreign Subsidiary, the proceeds of which are used for ordinary course business purposes and (ii) Restricted Subsidiaries of the Issuer that are not Guarantors, in an aggregate principal amount, at any time outstanding, not to exceed the greater of (x) $130.0 million and (y) 3.5% of Net Consolidated Total Assets; and

(25)         Debt of a joint venture Incurred since the Issue Date or the guarantee by the Issuer or a Restricted Subsidiary of the same in an aggregate principal amount, taken together with all other Debt incurred pursuant to this clause, at any time outstanding not to exceed (x) $130.0 million and (y) 3.5% of Net Consolidated Total Assets.

(c)         Notwithstanding any other provision of this Section 4.06, for purposes of determining compliance with this Section 4.06, increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Issuer or a Restricted Subsidiary may Incur under this Section 4.06. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing.

(d)         In the event that an item of Debt meets the criteria of more than one of the types of Debt described in this Section 4.06, the Issuer, in its sole discretion, will classify items of Debt and will only be required to include the amount and type of such Debt in one of such clauses and the Issuer will be entitled to divide and classify an item of Debt in more than one of the types of Debt described in this Section 4.06. Further, any Debt originally classified as incurred pursuant to clause (a) or one of the clauses in paragraph (b) of this Section 4.06 may later be reclassified by the Issuer at any time and from time to time at the Issuer’s discretion such that it will be deemed as having been incurred pursuant to paragraph (a) of this Section 4.06 or another clause in paragraph (b) of this Section 4.06, as applicable, to the extent that such reclassified Debt could be incurred pursuant to such paragraph at the time of such reclassification.

(e)          For the avoidance of doubt, nothing in this Section 4.06 shall prohibit the Incurrence of Funding Indebtedness by the Issuer or any Restricted Subsidiary of the Issuer; provided that to the extent that any Funding Indebtedness of the Issuer or a Restricted Subsidiary ceases to constitute Funding Indebtedness in accordance with the definition thereof, such Debt shall be deemed to be Incurred by the Issuer or such Restricted Subsidiary, as the case may be, at such time.

(f)           The principal amount of any Disqualified Stock of the Issuer or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Guarantor, will be deemed to be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) and the liquidation preference thereof, exclusive of any accrued dividends.

(g)          Accrual of interest, accrual of dividends, the accretion of accreted value or original issue discount, the amortization of debt discount, the payment of interest in the form of additional Debt, fees, expenses, charges, additional contingent interest and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Debt for purposes of this Section 4.06. The amount of any Debt outstanding as of any date shall be (i) the accreted value thereof in the case of any Debt issued with original issue discount or the aggregate principal amount outstanding in the case of Debt issued with interest payable in kind and (ii) the principal amount or liquidation preference thereof in the case of any other Debt.

Section 4.07.          Limitation on Restricted Payments. (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):

(i)            declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Issuer’s or any Parent Entity’s Qualified Equity Interests) held by Persons other than the Issuer or any of its Restricted Subsidiaries;

(ii)           purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer or any Parent Entity held by Persons other than the Issuer or any of its Restricted Subsidiaries;

(iii)          repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt (except (i) a payment of interest or principal at Stated Maturity or (ii) any Debt Incurred pursuant to Section 4.06(b)(2)); or

(iv)          make any Investment other than a Permitted Investment;

unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(1)           no Default has occurred and is continuing or would occur as a consequence thereof,

(2)           the Relevant Condition is satisfied at the time thereof, or the Issuer could Incur at least $1.00 of Debt under Section 4.06(a), and

(3)           the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to paragraph (c), exceed the sum of:

(A)          (i) in the event that the Relevant Condition is not satisfied at the time thereof and after giving effect thereto, 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on January 1, 2021 and ending on the last day of the Issuer’s most recently completed fiscal quarter for which internal financial statements are available; or

(ii)            in the event that the Relevant Condition is satisfied at the time thereof and after giving effect thereto, 100% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on January 1, 2021 and ending on the last day of the Issuer’s most recently completed fiscal quarter for which internal financial statements are available;

plus

(B)          subject to paragraph (c), 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Managers, of marketable securities or other property received by the Issuer or its Subsidiaries after the Issue Date (other than (x) from a Subsidiary; or (y) constituting Capital Stock Proceeds to the extent used to incur Debt under Section 4.06(b)(13) (“Excluded Equity”)) from:

(i)             the issuance and sale of the Issuer’s or any Parent Entity’s Qualified Equity Interests, including by way of issuance of the Issuer’s or any Parent Entity’s Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Issuer or Parent Entity; or

(ii)            as a contribution to its common equity; plus

(C)          an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:

(x)            0% of cash dividends or cash distributions received directly or indirectly by the Issuer or any Guarantor from any Unrestricted Subsidiary or the cash return on Investments in an Unrestricted Subsidiary made after the first day of the first fiscal quarter ended after the Issue Date pursuant to this paragraph (a) as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income); plus

(y)            the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary (as determined in good faith by the Issuer);

not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after the Issue Date by the Issuer and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to this paragraph (a); plus

(D)          the amount equal to the net reduction in Investments (other than Permitted Investments) made by the Issuer or any of its Restricted Subsidiaries in any Person resulting from: (x) the repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment, or repayments of loans or advances or other transfers of property or assets (including by way of dividend or distribution) by such Person to the Issuer or any Restricted Subsidiary (other than for reimbursement of tax payments) or (y) the release of any Guarantee (except to the extent any amounts are paid under such Guarantee), in either case which amount was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause to the extent it is already included in Consolidated Net Income; plus

(E)           the greater of (x) $30.0 million and (y) 0.75% of Net Consolidated Total Assets.

The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the fair market value of the relevant non-cash assets, as determined in good faith by the Board of Managers.

(b)          The foregoing will not prohibit:

(1)           the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of the redemption notice if, at the date of declaration, as the case may be, such payment, distribution or redemption would comply with paragraph (a);

(2)           dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Issuer, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Issuer;

(3)           the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

(4)           the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Issuer or any Parent Entity in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of the Issuer or any Parent Entity (to the extent contributed to the Issuer) or of a cash contribution to the common equity of the Issuer (other than Excluded Equity);

(5)           the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of the Issuer in exchange for, or out of the proceeds of, a substantially concurrent offering of, Qualified Equity Interests of the Issuer or any Parent Entity (to the extent contributed to the Issuer) or of a cash contribution to the common equity of the Issuer (other than Excluded Equity);

(6)           any Investment made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering of Qualified Equity Interests of the Issuer or any Parent Entity (to the extent contributed to the Issuer) or of a cash contribution to the common equity of the Issuer (other than Excluded Equity);

(7)           purchases, redemptions or other acquisition or retirement for value by the Issuer to permit the purchase, redemption or other acquisition or retirement for value by the Issuer of Equity Interests held by officers, directors or employees or former officers, directors or employees or the Issuer or any Parent Entity (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any twelve-month period does not exceed an aggregate amount of (i) $35.0 million, plus (ii) the cash proceeds of any “key-man” life insurance policies received by the Issuer or any of its Restricted Subsidiaries that are used to make such purchase, redemption or other acquisition or retirement for value, plus (iii) the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Qualified Equity Interests of the

Issuer or any Parent Entity of the Issuer (to the extent contributed to the Issuer) to officers, directors or employees of the Issuer and its Restricted Subsidiaries or any Parent Entity of the Issuer that occurs after the Issue Date; provided, however, that the amount of such cash proceeds utilized for any such purchase, redemption or other acquisition or retirement for value will not increase the amount available for Restricted Payments under Section 4.07(a)(3); provided that if any amounts under clauses (i), (ii) and (iii) are not utilized during any twelve-month period they may be carried forward and utilized in any subsequent twelve-month periods; provided, further, that cancellation of Debt owing to the Issuer or its Restricted Subsidiary or any Parent Entity of the Issuer from any such Person in connection with a purchase, redemption or other acquisition or retirement for value of Equity Interests will not be deemed to constitute a Restricted Payment;

(8)           (a) the repurchase of any Subordinated Debt at a purchase price not greater than (i) 101% of the principal amount thereof in the event of a change of control pursuant to a provision no more favorable to the holders thereof than Section 4.11 or (ii) 100% of the principal amount thereof in the event of an Asset Sale pursuant to a provision no more favorable to the holders thereof than Sections 4.12 and (b) any other Restricted Payments made with Net Cash Proceeds from Asset Sales remaining after completion of the required Asset Sale Offer as required by Section 4.12; provided that, in each case, prior to the repurchase the Issuer has made an Offer to Purchase and repurchased all Notes issued under this Indenture that were validly tendered for payment in connection with the required Offer to Purchase;

(9)           Restricted Payments not otherwise permitted hereby in an aggregate amount following the Issue Date not to exceed the greater of (x) $130.0 million and (y) 3.5% of Net Consolidated Total Assets;

(10)         any Restricted Payments, so long as, after giving pro forma effect to the payment of any such Restricted Payment, the Total Debt-to-Equity Ratio does not exceed 0.75 to 1.0;

(11)         the declaration and payment of dividends or distributions to holders of Equity Interests of the Issuer pursuant to the “Use of Proceeds” as described in the Offering Memorandum;

(12)         the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued or incurred in accordance with Section 4.06.

(13)         payments in lieu of the issuance of fractional shares;

(14)         payments or distributions to dissenting shareholders pursuant to applicable law in connection with any merger, consolidation or disposition in accordance with the terms of this Indenture;

(15)         the purchase, redemption, acquisition, cancellation or other retirement of any Equity Interests of the Issuer or a Restricted Subsidiary to the extent necessary, in the good faith judgment of the Issuer, to prevent the loss or secure the renewal or reinstatement of any license, permit or other authorization held by the Issuer or any of its Subsidiaries issued by any governmental or regulatory authority or to comply with government contracting regulations;

(16)         the declaration and payment of dividends or distributions on the Qualified Equity Interests of the Issuer (or the payment of dividends to any Parent Entity to fund a payment of dividends on such entity’s Equity Interests) in an amount not to exceed the sum of (A) up to 6.0% per annum of the net cash proceeds received by or contributed to the Issuer in or from any public offering of the Issuer’s Qualified Equity Interests or the Equity Interests of any Parent Entity, other than public offerings with respect to common equity registered on Form S-4 or Form S-8 and other than any public sale the proceeds of which were used to finance a Restricted Payment pursuant to clause (1) above and (B) an aggregate amount per annum not to exceed 7.0% of Market Capitalization;

(17)         any Restricted Payments to current or former employees, officers, or directors of the Issuer or any Restricted Subsidiaries or any Parent Entity (or any spouses, ex-spouses, or estate of any of the foregoing) solely in the form of forgiveness of Debt of such Persons owing to the Issuer or any Restricted Subsidiaries or any Parent Entity on account of repurchases of the stock options, restricted stock units, purchased shares or other Equity Interests of the Issuer held by such Persons; provided that such Debt was incurred by such Persons solely to acquire Equity Interests of the Issuer;

(18)         [reserved]; and

(19)         Permitted Payments to Parent;

provided that, in the case of clauses (2), (7) and (9), no Default has occurred and is continuing or would occur as a result thereof.

(c)          Proceeds of the issuance of Qualified Equity Interests will be included under clause (3) of Section 4.07(a) only to the extent they are not applied as described in clause (4), (5) or (6) of Section 4.07(b). Restricted Payments permitted pursuant to clause (3), (4), (5), (6), (7), (8), (9), (11), (12), (13), (14), (15), (16) and (17) of Section 4.07(b) will not be included in making the calculations under clause (3) of Section 4.07(a).

Section 4.08.          Limitation on Liens. The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens; provided, however, that any Lien on such property shall be permitted notwithstanding that it is not a Permitted Lien if all Obligations under the Indenture and the Notes are secured on an equal and ratable basis with (or, if the obligation to be secured by the Lien is subordinated in right of payment to prior payment of the Notes) the obligations so secured for so long as such obligations are no longer secured by a Lien on such property.

Section 4.09.       Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) Except as provided in paragraph (b), the Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Issuer or any other Restricted Subsidiary;

(2)           pay any Debt or other obligation owed to the Issuer or any other Restricted Subsidiary;

(3)           make loans or advances to the Issuer or any other Restricted Subsidiary; or

(4)           transfer any of its property or assets to the Issuer or any other Restricted Subsidiary.

(b)          The provisions of paragraph (a) do not apply to any encumbrances or restrictions:

(1)           existing on the Issue Date in this Indenture or in any other agreements in effect on the Issue Date, and any amendment, extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(2)           existing under or by reason of applicable law;

(3)           existing:

(A)           with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Issuer or any Restricted Subsidiary; or

(B)            with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary,

which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of such event and any extensions, renewals, replacements or refinancings of any of the foregoing, provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(4)           of the type described in clause (a)(4) of this Section 4.09 arising or agreed to (i) in the ordinary course of business that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license or (ii) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Issuer or any Restricted Subsidiary;

(5)           with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary that is permitted by Section 4.12;

(6)           pursuant to the requirements of any Securitization, Warehousing Facility or Funding Indebtedness with respect to any Securitization Entity, special purpose Subsidiary of the Issuer or any Restricted Subsidiary formed in connection therewith, in each case that are exclusively applicable to any Securitization, Warehousing Facility, Funding Indebtedness or Financeable Assets of the Issuer or any Restricted Subsidiary formed in connection therewith or that are, in the good faith judgment of the Issuer, not reasonably expected to materially affect the Issuer’s ability to make principal or interest payments on the notes;

(7)           contained in an instrument governing or relating to Debt that is customary, based on general market conditions, and that are, in the good faith judgment of the Issuer’s senior management, not reasonably expected to materially affect the Issuer’s ability to make principal or interest payments on the notes;

(8)           required pursuant to this Indenture; or

(9)           customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity, its assets or the equity interests therein) entered in the ordinary course of business.

Section 4.10.         Limitation on Guarantees by Restricted Subsidiaries. The Issuer will not permit any of its Domestic Restricted Subsidiaries (unless such Restricted Subsidiary is an Excluded Subsidiary or a Guarantor) to guarantee the payment of (i) any syndicated Credit Facility incurred under Section 4.06(b)(1) or (ii) capital market debt securities of the Issuer or any Guarantor in an aggregate principal amount in excess of $150.0 million unless:

(1)           such Restricted Subsidiary within 60 days after the guarantee of such Indebtedness executes and delivers a supplemental indenture to this Indenture providing for a Note Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Note Guarantee, any such Guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Note Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2)           such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other applicable rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Note Guarantee;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 60 day period described in clause (1) above. No Opinion of Counsel shall be required to be delivered to the Trustee in connection with the execution of a supplemental indenture solely to add Guarantors in connection with this Section 4.10.

Section 4.11.         Repurchase of Notes Upon a Change of Control.

(a)          Not later than 30 days following a Change of Control, unless the Issuer has exercised its right to redeem all of the Notes as described in Section 3.01, either (i) the Issuer will make an offer (a “Change of Control Offer”) to purchase all outstanding Notes at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase (the “change of control payment”) or (ii) Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and any third party purchases all of the Notes validly tendered and not withdrawn by such holders.

(b)          If Noteholders of not less than 90% in aggregate principal amount of the outstanding Notes properly tender such notes pursuant to Section 4.11(a)(ii) and the Issuer, or any third party making a Change of Control Offer, in lieu of the Issuer as described above, elects to purchase all of the notes properly tendered by such noteholders, the Issuer or such third party will have the right upon notice given not more than 60 days following such tendering of notes pursuant to the Change of Control Offer (and not less than 10 days prior to the date fixed for such redemption pursuant to the Change of Control Offer), to redeem on the date of redemption pursuant to the Change of Control Offer, any and all notes that would remain outstanding following such Change of Control Offer, at a price in cash equal to the change of control payment.

Section 4.12.         Limitation on Asset Sales. (a) The Issuer will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

(1)          the Asset Sale is for fair market value, as determined as of the date of contractually agreeing to such Asset Sale in good faith by the Board of Managers;

(2)          at least 75% of the consideration consists of cash received at closing (for purposes of this clause (2), (a) the assumption by the purchaser of Debt or other obligations (other than Subordinated Debt) of the Issuer or a Restricted Subsidiary pursuant to a customary novation agreement that releases the Issuer and all Restricted Subsidiaries from further liability, (b) instruments or securities received by the Issuer or any Restricted Subsidiary in such Asset Sale that are promptly, but in any event within 270 days of the closing, converted by the Issuer to cash, to the extent of the cash actually so received and (c) any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (2)(c) that is at that time outstanding, not to exceed the greater of (x) $110.0 million and (y) 3.0% of Net Consolidated Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be considered cash received at closing);

(3)          Within 365 days from the later of the date of consummation of an Asset Sale or the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used:

(A)           to permanently repay (1) any secured Debt (other than Funding Indebtedness or Non-Recourse Debt) of the Issuer or any Restricted Subsidiary or (2) solely to the extent such Asset Sale included assets of a Restricted Subsidiary that is not a Guarantor, Debt (other than Funding Indebtedness or Non-Recourse Debt) of any Restricted Subsidiary that is not a Guarantor (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount) in an amount not to exceed the Net Cash Proceeds in respect of the assets of such Restricted Subsidiary that is not a Guarantor, and in each case owing to a Person other than the Issuer or any Restricted Subsidiary;

(B)            to permanently reduce obligations under any other Debt of the Issuer that is pari passu with the Notes (other than any Disqualified Stock or Subordinated Obligations) or Debt of a Restricted Subsidiary (other than any Disqualified Stock or Subordinated Obligations of a Guarantor) (in each case other than Debt owed to the Issuer or an Affiliate of the Issuer); provided that the Issuer shall equally and ratably reduce obligations, under the notes as provided under Section 3.01 through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth in Section 3.04 for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid;

(C)            to acquire all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business (provided that such Restricted Subsidiary is not a Securitization Entity), or to make capital expenditures or to otherwise acquire assets, including Financeable Assets and Servicing Advances, that are to be used in a Permitted Business; provided that this requirement shall be deemed satisfied if a binding commitment or an agreement is entered into within such 365 day period and the acquisition or investment is consummated within 90 days thereafter;

(D)            to make an investment in any one or more businesses, properties or assets that replace the properties or assets that are the subject of such Asset Sale provided that this requirement shall be deemed satisfied if a binding commitment or an agreement is entered into within such 365- day period and the acquisition or investment is consummated within 90 days thereafter; or

(E)            any combination of the foregoing;

provided that pending the final application of any such Net Cash Proceeds in accordance with clause (A), (B), (C), (D) or (E) above, the Issuer and its Restricted Subsidiaries may temporarily reduce Debt or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Indenture; and

(4)          The Net Cash Proceeds of an Asset Sale not applied or committed to be applied pursuant to clause (3) within 365 days of the Asset Sale constitute “Excess Proceeds”. Excess Proceeds of less than $40.0 million will be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds such amount, the Issuer must, within 30 days, make an offer (an “Asset Sale Offer”) to purchase Notes having a principal amount equal to:

(A)           accumulated Excess Proceeds; multiplied by

(B)           a fraction (x) the numerator of which is equal to the outstanding principal amount of the Notes and (y) the denominator of which is equal to the outstanding principal amount of the Notes and all pari passu Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the notes will be 100% of the principal amount plus accrued interest to the date of purchase. If the Asset Sale Offer is for less than all of the outstanding notes, and notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuer will purchase notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, by lot or such other manner in the case of global notes, as may be required by the applicable procedures of DTC; provided that only notes in minimum denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof will be purchased. Upon completion of the Asset Sale Offer, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Asset Sale Offer may be used for any purpose not otherwise prohibited by this Indenture.

(b)          Notwithstanding the foregoing, the 75% limitation referred to in Section 4.12(a)(2) shall be deemed satisfied with respect to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, if the proceeds before tax would have complied with the 75% limitation referred to in Section 4.12(a)(2).

Section 4.13.        Limitation on Transactions with Affiliates. (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including, but not limited to, the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Issuer or any Restricted Subsidiary (a “Related Party Transaction”), involving an aggregate payment or consideration in excess of $15.0 million, except (i) upon terms taken as a whole that, in the good faith judgment of the Issuer or the applicable Restricted Subsidiary, are not materially less favorable to the Issuer or the Restricted Subsidiary than could be obtained at the time in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Issuer (or, in the event that there are no comparable transaction involving Persons who are not Affiliates to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Issuer has determined to be fair to the Issuer and its Restricted Subsidiaries, taken as a whole), (ii) with respect to any Related Party Transaction or series of Related Party Transactions involving an aggregate payment or consideration in excess of $30.0 million, the Issuer delivers to the Trustee an Officers’ Certificate certifying that such Related Party Transaction complies with Section 4.13(a)(i) above and (iii) with respect to any Related Party Transaction or series of Related Party Transactions involving an aggregate payment or consideration in excess of $50.0 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Managers of the Issuer, approving such Related Party Transaction and set forth in an Officer’s Certificate certifying that such Related Party Transaction complies with Section 4.13(a)(i).

(b)         The foregoing paragraphs do not apply to:

(1)           any transaction between the Issuer and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Issuer;

(2)           the payment of reasonable and customary regular fees to directors of the Issuer who are not employees of the Issuer and the provision of customary indemnities to directors, officers or employees of the Issuer and its Restricted Subsidiaries in their capacities as such;

(3)           any Restricted Payments under Section 4.07 if permitted by that covenant or any Permitted Investment (other than pursuant to clauses (1) or (3) of the definition thereof);

(4)           transactions, agreements, plans, arrangements, or payments to, and indemnities and reimbursements and employment and severance arrangements provided to or on behalf of, or for the benefit of, former, current or future officers, directors, managers, employees or consultants of the Issuer, any Restricted Subsidiary of the Issuer or any Parent Entity ;

(5)           transactions in connection with any Securitization or Funding Indebtedness;

(6)           transactions pursuant to any contract, agreement or Investment (including Guarantee) in effect on the date of this Indenture, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are no more disadvantageous to the Holders in any material respect than those in effect on the date of this Indenture (as determined by the Issuer in good faith);

(7)           services provided to Affiliates in the ordinary course of business and consistent with past practice;

(8)           the provision of mortgage servicing, mortgage loan origination, real estate logistics, brokerage and management and similar services to Affiliates in the ordinary course of business and consistent with past practice and otherwise not prohibited by this Indenture which are fair to the Issuer and its Restricted Subsidiaries (as determined by the Issuer in good faith), or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Issuer in good faith);

(9)           mortgage loans provided to officers, directors or employees on terms consistent with past practice;

(10)         licensing of intellectual property rights (whether as licensor or licensee);

(11)         transactions (including pursuant to joint venture agreements) with (i) customers, clients, suppliers, any Person in which the Issuer or any Restricted Subsidiary has made an Investment or holds an interest as a joint venture partner (and such Person is an Affiliate solely because of such Investment or interest) or (ii) others that are Affiliates of the Issuer, in each case in the ordinary course of business and consistent with past practice and otherwise not prohibited by this Indenture which are fair to the Issuer and its Restricted Subsidiaries (as determined by the Issuer in good faith), or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Issuer in good faith);

(12)         leases of real property entered into in the ordinary course of business on terms not materially less favorable to the Issuer and its Restricted Subsidiaries than could be obtained at the time in an arm’s length transaction with a Person who was not an Affiliate (as determined in good faith by management of the Issuer);

(13)         any Co-Investment Transaction;

(14)         sales or issuances of Qualified Equity Interests by the Issuer or any Restricted Subsidiary to any Affiliate and capital contributions to the Issuer from Affiliates or the granting and performing of customary registration rights to any Parent Entity or to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or any Affiliate or Immediate Family Members of any of the foregoing, or any permitted transferee thereof) of the Issuer or any of its Subsidiaries or any Parent Entity and directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;

(15)         any transaction in which the Issuer or any Restricted Subsidiary delivers to the Trustee a written opinion from a nationally or regionally recognized investment banking, accounting or appraisal firm as to (i) the fairness of the transaction to the Issuer and its Restricted Subsidiaries from a financial point of view or (ii) that such transaction is not materially less favorable to the Issuer and its Restricted Subsidiaries than could be obtained at the time in an arm’s length transaction with a Person who was not an Affiliate; provided that with respect to the modification, amendment or replacement of any Related Party Transaction in existence as of the Issue Date on substantially comparable terms, such threshold shall be calculated only with respect to the amount of any net increase in the value of such Related Party Transaction as a result of such modification, amendment or replacement rather than the aggregate value;

(16)         any agreement between a Person and an Affiliate of such Person existing at the time such Person is acquired by, or merged into, the Issuer or a Restricted Subsidiary, as such agreement may be amended, modified, supplemented, extended or renewed from time to time; provided that such agreement was not entered into contemplation of such acquisition, merger or consolidation, and so long as any such amendment, modification, supplement, extension or renewal, when taken as a whole, is not materially more disadvantageous to the Holders, in the reasonable determination of an Officer of the Issuer, than the applicable agreement as in effect on the date of such acquisition, merger or consolidation and not entered into in contemplation of such acquisition or merger;

(17)         loans or advances (or cancellation of loans) to future, current or former officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary or Parent Entity in an aggregate not to exceed $10.0 million outstanding at any time;

(18)         transaction complying with the covenant described under Section 5.01;

(19)         the IPO Transactions;

(20)         Permitted Payments to Parent;

(21)         (A) investments by Permitted Holders in securities or loans of the Issuer or any of its Restricted Subsidiaries (and any payment of out-of-pocket expenses incurred by such Permitted Holders in connection therewith) so long as the investment is being offered generally to other investors on the same or more favorable terms, and (B) payments to Permitted Holders in respect of securities or loans of the Issuer or any of its Restricted Subsidiaries contemplated in the foregoing subclause (A) or that were acquired from Persons other than the Issuer and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans;

(22)         transactions between the Issuer or any Restricted Subsidiary and any other Person that would constitute a Related Party Transaction solely because a director of such other Person is also a director of the Issuer or any Parent Entity; provided, however, that such director abstains from voting as a director of the Issuer or such Parent Entity, as the case may be, on any matter including such other Person;

(23)         the sale, conveyance or other disposition of mortgages or other loans, customer receivables, mortgage related securities or derivatives or other assets (or any interests in any of the foregoing) to Affiliates in the ordinary course of business and consistent with past practice and otherwise not prohibited by this Indenture which are fair to the Issuer and its Restricted Subsidiaries (as determined by the Issuer in good faith), or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Issuer in good faith);

(24)         [reserved];

(25)         the payment of tax distributions and the entering into of any tax sharing agreement or arrangement or any tax receivable agreement with any

Parent Entity and the making of any payments or taking of any action, thereunder; and

(26)         transactions between the Issuer and its Restricted Subsidiaries or any Affiliates thereof in connection with the lease of the Issuer’s principal place of business, and related leasehold improvements provided, that with respect to any related leasehold improvements, such leasehold improvements (i) are in furtherance of real property improvements already commenced prior to the Issue Date or (ii) annually do not exceed an aggregate amount of $10.0 million; provided, that if any amounts under clause (ii) are not utilized during any twelve-month period they may be carried forward and utilized in any subsequent twelve-month period.

Section 4.14.          [Reserved.]

Section 4.15.          Designation of Restricted and Unrestricted Subsidiaries. (a) The Board of Managers may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default:

(1)           such Subsidiary does not own any Capital Stock of the Issuer or any Restricted Subsidiary or hold any Debt of, or any Lien on any property of, the Issuer or any Restricted Subsidiary;

(2)           at the time of the designation, the designation would be permitted under Section 4.07;

(3)           any Guarantee or other credit support of any Debt of the Subsidiary by the Issuer or any Restricted Subsidiary is permitted under Section 4.06 and Section 4.07;

(4)           the Subsidiary is not party to any transaction or arrangement with the Issuer or any Restricted Subsidiary that would not be permitted under Section 4.13; and

(5)           neither the Issuer nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results, except to the extent permitted by Section 4.06 and Section 4.07.

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).

(b)          (1) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).

(2)           The Board of Managers may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

(c)         Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary:

(1)           all existing Investments of the Issuer and its Restricted Subsidiaries therein (valued at the Issuer’s proportional share of the fair market value of its assets less liabilities as determined in good faith by the Board of Managers) will be deemed made at that time;

(2)           all existing Capital Stock or Debt of the Issuer or a Restricted Subsidiary held by it will be deemed Incurred at that time, and all Liens on property of the Issuer or a Restricted Subsidiary held by it will be deemed incurred at that time;

(3)           all existing transactions between it and the Issuer or any Restricted Subsidiary will be deemed entered into at that time; and

(4)           it will cease to be subject to the provisions of this Indenture as a Restricted Subsidiary and its Guarantee of the Notes, if any, will be released.

(d)         Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary:

(1)           all of its Debt and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.12;

(2)           Investments therein previously charged under Section 4.07 will be credited thereunder;

(3)           it may be required to issue a Note Guarantee pursuant to Section 4.10; and

(4)           it will thenceforth be subject to the provisions of this Indenture as a Restricted Subsidiary.

(e)         Any designation by the Board of Managers of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the foregoing provisions.

Section 4.16.          Financial Reports. (a) So long as any Notes remain outstanding:

(1)           the Issuer shall provide the Trustee and Noteholders with annual consolidated financial statements audited by the Issuer’s independent public accountants within 90 days after the end of the Issuer’s fiscal year (120 days for the first fiscal year ended after the Issue Date), and unaudited quarterly consolidated financial statements (including a balance sheet, income statement and cash flow statement for the fiscal quarter or quarters then ended and the corresponding fiscal quarter or quarters from the prior year) within 60 days of the end of each of the first three fiscal quarters of each fiscal year (90 days for the first two fiscal quarters ended after the Issue Date). Such annual and quarterly financial statements will be prepared in accordance with GAAP and be accompanied by a management’s discussion and analysis of the results of operations and liquidity and capital resources of the Issuer and its Restricted Subsidiaries for the periods presented in a level of detail comparable to the management’s discussion and analysis of financial condition and results of operations of the Issuer and its Restricted Subsidiaries contained in the Offering Memorandum; and

(2)           the Issuer shall disclose in writing to the Trustee and noteholders the occurrence of any event concerning the Issuer or its Restricted Subsidiaries that would be required to be reported on Form 8-K if the Issuer were required to file such reports pursuant to Items 1.01, 1.02 (it being understood that the Issuer and its Restricted Subsidiaries shall only be required to disclose events under Items 1.01 and 1.02 of Form 8-K to the extent that such events relate to the entry into, or termination or amendment of, any material definitive agreement in respect of a financing other than any Funding Indebtedness including Securitization Indebtedness, Warehousing Indebtedness or MSR Indebtedness, or acquisition or disposition of a business, and that the exhibits to such form need not be filed and that any filing relating to Non-Funding Indebtedness or other Debt can exclude any pricing information), 1.03, 2.01, 4.01, 4.02, and 5.01, in each case, within 10 days of the occurrence of such event.

Notwithstanding the foregoing, with respect to the information provided in clause (a)(1) and (a)(2), (A) such information shall not be required to include (1) as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement, agreement, plan or understanding between the Issuer and any director, manager or officer, of the Issuer, (2) any information regarding the occurrence of any of the events set forth in clause (a)(2) if the Issuer determines in its good faith judgment that the event that would otherwise be required to be disclosed is not material to the holders of the notes or the business, assets, operations, financial positions or prospects of the Issuer and its Restricted Subsidiaries taken as a whole, (B) no such report shall be required to comply with the Exchange Act, (C) no such report shall be required to comply with Regulation S-K or Regulation S-X including, without limitation, Rules 3-05, 3-09, 3-10, 3-16 or Article 11 thereof, (D) no such report shall be required to provide any information that is not otherwise similar to information currently included in the Offering Memorandum, (E) in no event shall such reports be required to include as an exhibit copies of any agreements, financial statements or other items that would be required to be filed as exhibits under the SEC rules; (F) trade secrets and other information that could cause competitive harm to the Issuer and its Restricted Subsidiaries may be excluded from any disclosures; (G) such financial statements or information shall not be required to contain any “segment reporting”; (H) the Issuer may elect to change its fiscal year end, (I) no acquired business financial statements or pro forma financial statements shall be required to be disclosed; and (J) the Issuer may include any information of the information required above in the quarterly report for the quarter in which the event occurred as permitted by the “safe-harbor” provisions of Form 8-K. The reports required pursuant to clause (a)(1) and (a)(2) above will not be required to reflect any accounting standards or guidance, including those issued by the Financial Standards Accounting Board, applicable only to “public business entities.”

The financial statements and related discussion referred to in clause (1) and the current reports referred to in clause (2) shall be made available to Noteholders and prospective investors in the Notes by posting on a password-protected or otherwise secured confidential website maintained by the Issuer. Disclosure of any current reports shall be accompanied by a notice of posting released on Bloomberg or a similar news service reasonably accessible to investors in securities such as the Notes.

Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the holders of the Notes if the Issuer has filed such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available; provided, however, that the Trustee shall have no responsibility whatsoever to determine if such filing has occurred.

In addition, the Issuer will make the information and reports available to prospective investors upon request (which prospective investors shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Issuer).

(b)          The Issuer will schedule a conference call to be held not more than 15 Business Days following the release of each report containing the financial information referred to in clause (a)(1) of this Section 4.16, at which the Issuer will make available its senior management to discuss the information contained in such report on such conference call; provided that such conference calls shall be permitted to be held jointly with conference calls the Issuer holds for holders of their other Indebtedness. The Issuer will notify Holders of Notes about such calls and provide them and prospective investors in the Notes with call-in information concurrently with and in the same manner as each delivery of financial statements pursuant to the preceding paragraph (a).

Notwithstanding the foregoing, if the Issuer (or a Parent Entity, to the extent permitted by this covenant) holds a quarterly conference call for its equity holders within 15 Business Days of filing a report on EDGAR (or any successor thereto), the Issuer or such Parent Entity, as applicable, will no longer be required to hold a separate conference call in respect of such report for the Holders.

(c)          For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, to the extent neither the Issuer nor any Parent Entity is subject to Section 13(a) or 15(d) under the Exchange Act, the Issuer will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)          The disclosure of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s and the Guarantors’ compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been so made available to the Trustee or the Noteholders.

(e)          If, at any time, the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then either on the face of, or in the footnotes to, the financial statements or in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or other comparable section, the Issuer shall provide an analysis and discussion of the material differences, if any, with respect to the financial condition and results of operations of the Issuer and its Restricted Subsidiaries as compared to the Issuer and its Subsidiaries (including such Unrestricted Subsidiaries).

In addition, the Issuer may satisfy its reporting obligations described in this Section with respect to financial information relating to the Issuer by furnishing financial information relating to any Parent Entity; provided that if and so long as such Parent Entity has material assets (other than Cash, Cash Equivalents and Equity Interests of the Issuer or any Parent Entity), the same is accompanied by consolidating information (which need not be audited) that explains in reasonable detail the differences between the information relating to such Parent Entity, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a stand-alone basis, on the other hand and would otherwise comply with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision). The Issuer will be deemed to have furnished the reports referred to in this Section if the Issuer or any Parent Entity has filed the corresponding reports containing such information relating to the Issuer or such Parent Entity with the SEC via the EDGAR filing system (or any successor system).

Any subsequent restatement of financial statements shall not have any retroactive effect for purposes of calculations previously made pursuant to the covenants contained in this Indenture. The subsequent posting or making available of any materials or conference call required by this covenant shall be deemed automatically to cure any Default resulting from the failure to post or make available such materials or conference call within the required timeframe.

Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report or other information required by this Section 4.16 shall be deemed cured (and the Issuer shall be deemed to be in compliance with this Section 4.16) upon furnishing or filing such report or other information as contemplated by this covenant (but without regard to the date on which such report or other information is so furnished or filed); provided that such cure shall not otherwise affect the rights of the

Holders under Section 6.01 if payment of the Notes has been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

Notwithstanding the foregoing, if at any time the Issuer or any Parent Entity has made a good faith determination to file a registration statement with the SEC with respect to such entity’s Capital Stock, the Issuer will not be required to disclose any information or take any actions that, in the good faith view of the Issuer, would violate applicable securities laws or the SEC’s “gun jumping” rules.

Section 4.17.         Reports to Trustee. (a) The Issuer will deliver to the Trustee, concurrently with the delivery of the annual consolidated audited financial statements described in Section 4.16(a)(1), an Officers’ Certificate stating that there is no Default or, if there has been a Default, specifying the Default and its nature and status.

(b)          The Issuer will deliver to the Trustee, as soon as possible and in any event within 30 days after the Issuer becomes aware of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Issuer proposes to take with respect thereto.

Section 4.18.        Suspension of Certain Covenants. If on any day after the Issue Date (i) the Notes are rated Investment Grade and (ii) no Default has occurred and is continuing hereunder, then beginning on that date (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event” and the date thereof being referred to as the “Suspension Date”), then the Issuer and its Restricted Subsidiaries will not be subject to the covenants in Sections 4.06, 4.07, 4.09, 4.10, 4.12, 4.13, 5.01(a)(iii)(3) and 5.01(a)(iii)(4) (the “Suspended Covenants”).

However, during such time as the above referenced covenants are suspended (a “Suspension Period”), the Issuer will not be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary.

In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the condition set forth in clause (i) of the first paragraph of this section is no longer satisfied, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events unless and until a subsequent Suspension Date occurs (in which event the Suspended Covenants shall no longer be in effect until a subsequent Reversion Date occurs).

For the avoidance of doubt, notwithstanding the reinstatement of the Suspended Covenants upon a Reversion Date, no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Note Guarantee with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the

Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period.

On each Reversion Date, all Non-Funding Indebtedness Incurred during the Suspension Period prior to such Reversion Date will be deemed to be Debt incurred pursuant to clause (b)(8) of Section 4.06. For purposes of calculating the amount available to be made as Restricted Payments under Section 4.07(a)(3), calculations under such covenant shall be made as though such covenant had been in effect during the entire period of time after the Issue Date (including the Suspension Period). Restricted Payments made during the Suspension Period not otherwise permitted under Section 4.07(b) will reduce the amount available to be made as Restricted Payments under Section 4.07(a)(3) of such covenant. For purposes of Section 4.09, on the Reversion Date, any consensual encumbrances or restrictions of the type specified in clause (a)(1), (2) or (3) of Section 4.09 entered into during the Suspension Period will be deemed to have been in effect on the Issue Date, so that they are permitted by clause (b)(1) of Section 4.09. For purposes of Section 4.12, on the Reversion Date, the amount of Excess Proceeds will be reset to zero. For purposes of Section 4.13, any transaction or Investment entered into after the Reversion Date pursuant to a contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer entered into during the Suspension Period will be deemed to have been in effect as of the Issue Date for purposes of clause (b)(6) of Section 4.13.

The Trustee shall have no duty to (i) monitor the ratings of the Notes, (ii) ascertain whether a Covenant Suspension Event or Reversion Date have occurred, or (iii) notify the Holders of any of the foregoing.

Article 5
Consolidation, Merger or Sale of Assets

Section 5.01.         Consolidation, Merger or Sale of Assets by the Issuer; No Lease of All or Substantially All Assets. (a) The Issuer will not:

(i)            consolidate with or merge with or into any Person; or

(ii)           sell, convey, transfer, or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person; or

(iii)          permit any Person to merge with or into the Issuer, unless:

(1)           either (x) the Issuer is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of the United States of America or any state thereof (or, if a limited liability company, then an entity organized as a corporation is added as a co-issuer of the Notes) and expressly assumes by supplemental indenture all of the obligations of the Issuer under this Indenture and the Notes;

(2)           immediately after giving effect to the transaction, no Default has occurred and is continuing;

(3)           immediately after giving effect to the transaction on a pro forma basis, the Issuer or the resulting, surviving or transferee Person has a Total Shareholders’ Equity equal to or greater than the Total Shareholders’ Equity of the Issuer immediately prior to such transaction;

(4)           immediately after giving effect to the transaction on a pro forma basis, the Issuer or the resulting surviving or transferee Person (i) could Incur at least $1.00 of additional Debt under Section 4.06(a), or (ii) has a Debt-to-Equity Ratio equal to or better than the Debt-to-Equity Ratio of the Issuer immediately prior to such transaction or (iii) has a Fixed Charge Coverage Ratio no less than the Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction; and

(5)           the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with this Indenture;

provided that clauses (2) through (4) do not apply (i) to the consolidation or merger of the Issuer with or into a Restricted Subsidiary or the consolidation or merger of a Restricted Subsidiary with or into the Issuer or (ii) if, in the good faith judgment of the Board of Managers of the Issuer, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the jurisdiction of incorporation of the Issuer (provided that such jurisdiction remains within the United States of America); provided further, that for the avoidance of doubt, this clause (a) does not apply to the IPO Transactions.

(b)          The Issuer shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.

(c)          Upon the consummation of any transaction effected in accordance with these provisions, if the Issuer is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Notes with the same effect as if such successor Person had been named as the Issuer in this Indenture. Upon such substitution, except in the case of a sale, conveyance, transfer or disposition of less than substantially all of its assets, the Issuer will be released from its obligations under this Indenture and the Notes.

(d)          Notwithstanding the foregoing, the Issuer shall not be required to comply with clauses (3) or (4) of Section 5.01(a) if the Person merging with or into the Issuer, or to which all or substantially all of the assets of the Issuer are being transferred has, or is the wholly-owned subsidiary of a Person that has, in each case upon consummation of such transaction, a corporate credit rating that is Investment Grade (the person so rated, the “Investment Grade Buyer”) and the Investment Grade Buyer assumes by supplemental indenture the obligations of the Issuer under this Indenture and the Notes or fully and unconditionally guarantees such obligations.

Section 5.02.         Consolidation, Merger or Sale of Assets by a Guarantor. (a) No Guarantor will:

(i)            consolidate with or merge with or into any Person; or

(ii)           sell, convey, transfer, or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person; or

(iii)          permit any Person to merge with or into the Guarantor;

unless:

(A)          the other Person is the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(B)          (i) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Guarantor under its Guarantee; and

(ii)            immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C)           the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Issuer or a Restricted Subsidiary) otherwise permitted by this Indenture.

Article 6
Default and Remedies

Section 6.01.         Events of Default. An “Event of Default” with respect to the Notes occurs if:

(1)           the Issuer defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to a Change of Control Offer or an Asset Sale Offer);

(2)           the Issuer defaults in the payment of interest on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

(3)           [reserved];

(4)           the Issuer defaults in the performance of or breaches any other covenant or agreement of the Issuer in this Indenture or the Notes and the default or breach continues for a period of 60 consecutive days (or in the case of Section 4.16, 90 consecutive days) after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;

(5)           there occurs with respect to any Non-Funding Indebtedness of the Issuer or any of its Restricted Subsidiaries having an outstanding principal amount of $150.0 million for the most recently ended fiscal quarter for which financial statements were delivered to the Trustee or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being accelerated prior to its scheduled maturity or (ii) failure to make a principal payment, interest or premium, if any, when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(6)           one or more final judgments or orders for the payment of money in the aggregate for all such Persons are rendered against the Issuer or any of its Restricted Subsidiaries and are not paid, bonded or discharged when due, and there is a period of 60 consecutive days following entry of the final judgment or order by a court of competent jurisdiction that causes the aggregate amount for all such final judgments or orders outstanding and not paid, bonded or discharged when due against all such Persons to exceed $150.0 million for the most recently ended fiscal quarter for which financial statements were delivered to the Trustee (in excess of amounts covered by valid and binding insurance policies which the Issuer’s insurance carriers have not declined to pay) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect; provided, however, that any such judgment or order for the payment of money shall not result in an Event of Default if such judgment or order would not be material to the Issuer and its Restricted Subsidiaries and would not reasonably be expected to affect their ability to make principal or interest payments on the Notes; or

(7)           an involuntary case or other proceeding is commenced against the Issuer or any Restricted Subsidiary that is a Significant Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Issuer or any such Restricted Subsidiary that is a Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect; provided, that it shall not be an Event of

Default under this Section 6.01(7) if the Issuer engages in a solvent reconstruction or reorganization not otherwise prohibited by this Indenture;

(8)         the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or of such Restricted Subsidiary that is a Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (7) or (8) a “bankruptcy default”); provided, that it shall not be an Event of Default under this Section 6.01(8) if the Issuer engages in a solvent reconstruction or reorganization not otherwise prohibited by this Indenture; or

(9)         any Note Guarantee by a Significant Subsidiary ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or a Guarantor that is a Significant Subsidiary denies or disaffirms is obligations under its Note Guarantee.

Section 6.02.        Acceleration. (a) If an Event of Default, other than a bankruptcy default with respect to the Issuer, occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the written request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs with respect to the Issuer, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

(b)          The Holders of a majority in principal amount of the outstanding Notes by written notice to the Issuer and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(1)         all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived; and

(2)         the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

(c)           In the event of any Event of Default specified in Section 6.01(5), such Event of Default and all consequences thereof shall be annulled, waived and rescinded,

automatically and without any action by the Trustee or the Holders, if within 60 days after the Issuer or such Restricted Subsidiary received notice of such acceleration or failed to make a principal payment:

(x)       the Debt that is the basis for such Event of Default has been discharged; or

(y)      the Holders thereof have rescinded, annulled or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(z)       the default that is the basis for such Event of Default has been cured.

Section 6.03.     Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04.     Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes may, by written notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist with respect to the Notes, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.     Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that the Trustee may require indemnity and/or security satisfactory to it to be furnished prior to taking such action. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders), and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06.     Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

(1)       the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2)       Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

(3)       Holders have offered to the Trustee indemnity and/or security satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4)       the Trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security has failed to institute any such proceeding; and

(5)       during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a written direction that is inconsistent with such written request.

Section 6.07.     Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08.     Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee hereunder.

Section 6.09.     Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Issuer or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee hereunder. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 6.09 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.     Priorities. If the Trustee or the Agents collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee, the Agents and their respective agents for all amounts due hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Issuer or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.11.        Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Issuer, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuer, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12.        Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13.        Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14.        Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15.        Waiver of Stay, Extension or Usury Laws. The Issuer and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. The Issuer and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Article 7
The Trustee

Section 7.01.        General. (a) The duties and responsibilities of the Trustee are as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Except during the continuance of an Event of Default, the default of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants, duties or obligations shall be read into this Indenture against the Trustee.

(b)          The Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall not be under any duty to examine the same to determine whether or not they conform to the requirements of this Indenture and need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(c)          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own gross negligence or willful misconduct, except that:

(1)       the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer; and

(2)       the Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d)          The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered and if requested, provided to the Trustee indemnity and/or security satisfactory to the Trustee against any loss, liability or expense.

Section 7.02.     Certain Rights of Trustee.

(1)       In the absence of its own gross negligence or willful misconduct, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make or require further inquiry or investigation into such facts or matters as it sees fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and its Restricted Subsidiaries, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(2)       Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, both conforming to Section 11.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(3)       The Trustee may act through its attorneys and agents and will not be responsible for the negligence or willful misconduct of any attorney or agent appointed with due care.

(4)       The Trustee will be under no obligation to expend or risk its own funds, incur any liability, financial or otherwise, or exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security and/or indemnity against the risks or the costs, expenses and liabilities that might be incurred by it.

(5)       The Trustee may consult with counsel of its selection, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(6)       The Trustee shall have no duty to inquire as to the performance of the Issuer’s covenants in Article 4 hereof.

(7)       The permissive right of the Trustee to act hereunder shall not be construed as a duty.

(8)       The rights, privileges, protections, immunities and benefits given to the Trustee, including, but not limited to, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder.

(9)       The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder, or expend any of its own funds in the performance of its duties thereunder.

(10)     The Trustee may at any time request that the Issuer a deliver an Officers’ Certificate setting forth the specimen signatures and the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(11)     The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default with respect to the Notes unless written notice of such Default or Event of Default or such cure has been received by a Responsible Officer of the Trustee at the Corporate Trust Office, and such notice references the Notes, the Issuer and this Indenture.

(12)     The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

(13)     The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(14)     Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

Section 7.03.     The Trustee may retain professional advisors to assist it in performing its duties under this Indenture. The Trustee may consult with such professional advisors or with counsel, and the advice or opinion of such professional advisors or counsel with respect to legal or other matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights.

Section 7.04.     Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture, any offering materials relating to the Notes, or the Notes, (ii) is not accountable for the Issuer’s use or application of the proceeds from the Notes, or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and (iii) is not responsible for any statement in the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee other than its certificate of authentication.

The Trustee does not assume any responsibility for any failure or delay in performance or any breach by the Issuer or any Guarantor under this Indenture. The Trustee shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture or in any certificate, report, statement, or other document referred to or provided for in, or received by the Trustee under or in connection with, this Indenture; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture.

Section 7.05.        Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within ninety (90) days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the Board of Managers, the executive committee or a trust committee of directors of the Trustee in good faith determine that withholding the notice is in the interest of the Holders (it being understood that the Trustee does not have an affirmative duty to determine whether withholding the notice is in the interest of the Holders).

Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (other than a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Issuer and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”),which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Noteholder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the noteholder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the notes in lieu of DTC or its nominee, and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officers’ Certificate certifying that the Issuer has (i) a good faith reasonable basis to believe that one or more Directing Holder were at any relevant time in breach of their Position Representation or their Verification Covenant and (ii) initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If such Officers’ Certificate has been delivered to the Trustee, the Trustee shall refrain from acting in accordance with such Noteholder Direction until such time as the Issuer provides to the Trustee such Officers’ Certificate stating that (i) such Directing Holders have satisfied their Verification Covenant, or (ii) such Directing Holders have failed to satisfy its Verification Covenant, and during such time the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in the Directing Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of the Directing Holder, the percentage of notes held by the remaining noteholders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default, shall not be permitted to act thereon and shall be restricted from accepting and acting on any future Noteholder Direction in relation to such Event of Default. If the Directing Holder has satisfied the Verification Covenant, then the Trustee shall be permitted to act in accordance with such Noteholder Direction. Notwithstanding the above, if such Directing Holder’s participation is not required to achieve the requisite level of consent of Holders required under this Indenture to give such Noteholder Direction, the Trustee shall be permitted to act in accordance with such Noteholder Direction notwithstanding any action taken or to be taken by the Issuer (as described above). The Trustee shall be entitled to conclusively rely on any Noteholder Direction or Officers’ Certificate delivered to it in accordance with this Indenture without verification, investigation or otherwise as to the statements made therein.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs. In addition, for the avoidance of doubt, the foregoing paragraphs shall not apply to any noteholder that is a Regulated Bank.

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officers’ Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Issuer, any noteholder or any other Person in acting in good faith on a Noteholder Direction.

Each Holder by accepting a Note acknowledges and agrees that the Trustee (and any agent) shall not be liable to any party for acting or refraining to act in accordance with (i) the foregoing provisions, (ii) any Noteholder direction, (iii) any Officers’ Certificate or (iv) its duties under this Indenture. The Trustee shall have no obligation (i) to monitor, investigation, verify or otherwise determine if a Holder has a Net Short position, (ii) investigate the accuracy or authenticity of any Position Representation, (iii) inquire if the Issuer will seek action to determine if a Directing Holder has breached its Position Representation, (iv) enforce any Verification Covenant, (v) monitor any court proceedings undertaken in connection therewith, (vi) monitor or investigate whether any

Default or Event of Default has been publicly reported or (vii) otherwise make any calculations, investigations or determinations with respect to any Derivative Instruments, Net Short position, Long Derivative Instrument, Short Derivative Instrument or otherwise.

Section 7.06.     [Reserved].

Section 7.07.     Compensation and Indemnity. (a) The Issuer and the Guarantors, jointly and severally, will pay the Trustee and the Agents compensation as agreed upon in writing for their respective services. The compensation of the Trustee and the Agents are not limited by any law on compensation of a Trustee of an express trust. The Issuer and the Guarantors, jointly and severally, will reimburse the Trustee and the Agents promptly upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee and the Agents, including the reasonable compensation and expenses of the Trustee’s and the Agents’ agents and counsel.

(b)          The Issuer and the Guarantors, jointly and severally, will indemnify the Trustee and the Agents and their respective officers, directors, employees, agents and any predecessor trustee and its officers, directors, employees and agents (collectively, the “Indemnified Parties”), for, and hold the Indemnified Parties harmless against, any and all claim, loss or liability or expense (including, but not limited to, the reasonable fees and expenses of its legal counsel) of any kind incurred by it without gross negligence or willful misconduct on its part (as adjudicated by a court of competent jurisdiction in a final non-appealable decision) arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes and the exercise of its rights hereunder, including the costs and expenses (legal or otherwise) of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the acceptance, exercise or performance of any of its powers, rights or duties under this Indenture and the Notes. The provisions of this Section 7.07(b) shall survive the satisfaction and termination of this Indenture or the earlier resignation or removal of the Trustee or an Agent.

(c)           To secure the Issuer’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes. Such lien will survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

(d)          If the Trustee incurs expenses or renders services in connection with an Event of Default as specified herein, the expenses (including, but not limited to, the reasonable and documented charges and expenses of its legal counsel in each applicable jurisdiction) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, reorganization, insolvency or similar law now or hereafter in effect.

(e)          The obligations of the Issuer to make any payment to the Trustee or an Agent in respect of compensation, reimbursement, and/or indemnification shall be an obligation guaranteed by each Guarantor under the applicable Note Guarantee.

Section 7.08.     Replacement of Trustee. (a) (1) The Trustee may resign at any time by written notice to the Issuer.

(2)       The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(3)       If the Trustee is no longer eligible under Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(4)       The Issuer may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b)          If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Issuer. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring/removed Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may at the cost of the Issuer petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)          Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Issuer, (i) the retiring Trustee will, upon payment of all amounts owed to it under this Indenture, transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Issuer will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Issuer will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d)          Notwithstanding replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

Section 7.09.     Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.10.          Eligibility. This Indenture must always have a Trustee that has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11.          Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

Article 8
Defeasance and Discharge

Section 8.01.         Discharge of Issuer’s Obligations. (a) Subject to paragraph (b), the Issuer’s obligations under the Notes and this Indenture, and each Guarantor’s obligations under its Note Guarantee, will terminate if:

(1)          all Notes previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced, (ii) Notes that are paid pursuant to Section 4.01 or (iii) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Issuer pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it hereunder; or

(2)          (A)         the Notes mature within sixty (60) days, or all of them are to be called for redemption within sixty days under arrangements satisfactory to the Trustee for giving the notice of redemption;

(B)         the Issuer irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient (in the case of U.S. Government Obligations, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certificate delivered to the Trustee) without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder;

(C)         no Default has occurred and is continuing on the date of the deposit;

(D)         the deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound; and

(E)          the Issuer delivers to the Trustee an Officers, Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b)          After satisfying the conditions in clause (1), only the Issuer’s obligations under Section 7.07 will survive. After satisfying the conditions in clause (2), only the Issuer’s obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee upon written request will acknowledge in writing the discharge of the Issuer’s obligations under the Notes and this Indenture other than the surviving obligations.

Section 8.02.         Legal Defeasance. After the deposit referred to in clause (1), the Issuer will be deemed to have paid and will be discharged from its obligations in respect of the Notes and this Indenture, other than its obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, and each Guarantor’s obligations under its Note Guarantee will terminate, provided the following conditions have been satisfied:

(1)           The Issuer has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient ( on the case of U.S. Government Obligations, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certificate delivered to the Trustee) without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

(2)           No Default has occurred and is continuing on the date of the deposit.

(3)           The deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound.

(4)           The Issuer has delivered to the Trustee:

(A)         either (x) a ruling received from the Internal Revenue Service to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of this Indenture, to the same effect as the ruling described in clause (x); and

(B)         an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate the Investment Issuer Act of 1940,

(ii) the Holders have a valid first priority Note interest in the trust funds (subject to customary exceptions), and (iii) the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

(5)           If the Notes are listed on a national securities exchange, the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the deposit and defeasance will not cause the Notes to be delisted.

(6)           The Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Prior to the deposit, none of the Issuer’s obligations under this Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Issuer’s obligations under the Notes and this Indenture except for the surviving obligations specified above.

Section 8.03.          Covenant Defeasance. After the deposit referred to in clause (1) of Section 8.02, the Issuer’s obligations set forth in Sections 4.06 through 4.15, inclusive and clauses (3) and (4) of Section 5.01(a)(iii), and each Guarantor’s obligations under its Note Guarantee, will terminate, and clauses (3), (4), (5), (6) and (9) of Section 6.01 will no longer constitute Events of Default, provided the following conditions have been satisfied:

(1)           The Issuer has complied with clauses (1), (2), (3), 4(B), (5) and (6) of Section 8.02; and

(2)           the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

Except as specifically stated above, none of the Issuer’s obligations under this Indenture will be discharged.

Section 8.04.         Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and this Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.05.         Repayment to Issuer. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee will promptly pay to the Issuer upon written request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Issuer upon written request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Issuer publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look solely to the Issuer for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

Section 8.06.         Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Issuer makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

Article 9
Amendments, Supplements and Waivers

Section 9.01.         Amendments Without Consent of Holders. The Issuer and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Noteholder:

(1)           to cure any ambiguity, defect or inconsistency in this Indenture or the Notes;

(2)           to comply with Article 5;

(3)           to comply with any requirements of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;

(4)           to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;

(5)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(6)           to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture;

(7)           to provide for or confirm the issuance of Additional Notes;

(8)           to make any other change that does not materially and adversely affect the rights of any Holder; or

(9)           to conform any provision of this Indenture or the Notes to the “Description of Notes” in the Offering Memorandum, as set forth in an Officers, Certificate.

Section 9.02.        Amendments with Consent of Holders. (a) Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or paragraph (b), the Issuer and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Issuer with any provision of this Indenture or the Notes.

(b)          Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not:

(1)           reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note;

(2)           reduce the rate of or change the Stated Maturity of any interest payment on any Note;

(3)           reduce the amount payable upon the redemption of any Note or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which such Note must thereupon be redeemed (except as otherwise permitted by this Indenture);

(4)           after the time a Change of Control Offer or an Asset Sale Offer is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder;

(5)           make any Note payable in money other than that stated in the Note;

(6)           impair the right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment;

(7)           make any change in the percentage of the principal amount of the Notes required for amendments or waivers; or

(8)           modify or change any provision of this Indenture affecting the ranking of the Notes or any Note Guarantee in a manner adverse to the Holders of the Notes.

(c)           It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d)          An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Issuer will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Issuer will send supplemental indentures to Holders upon request. Any failure of the Issuer to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03.        Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b)          If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04.        Trustee’s Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officer’s Certificate and/or Opinion of Counsel each stating that the execution of any amendment, supplement or waiver in accordance with the terms of this Article is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exception, and complies with the provisions hereof. If the Trustee has received such an Officer’s Certificate and/or Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties, indemnities or immunities under this Indenture.

Article 10
Note Guarantees

Section 10.01.    The Note Guarantees. Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally,

on an unsecured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Issuer under this Indenture. Upon failure by the Issuer to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

Section 10.02.    Note Guarantee Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(1)           any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under this Indenture or any Note, by operation of law or otherwise;

(2)           any modification or amendment of or supplement to this Indenture or any Note;

(3)           any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in this Indenture or any Note;

(4)           the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Issuer, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(5)           any invalidity or unenforceability relating to or against the Issuer for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on any Note or any other amount payable by the Issuer under this Indenture; or

(6)           any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 10.03.    Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Issuer under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Issuer under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 10.04.    Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person.

Section 10.05.    Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuer under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Issuer with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Issuer hereunder or under the Notes remains unpaid.

Section 10.06.    Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07.    Limitation on Amount of Note Guarantee. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 10.08.    Execution and Delivery of Note Guarantee. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Note Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.09.    Release of Note Guarantee. The Note Guarantee of a Guarantor will terminate upon:

(1)       a sale, distribution, transfer or other disposition (including by way of consolidation or merger) of the Capital Stock of a Guarantor or the sale or disposition of all or substantially all the assets of a Guarantor (in each case, other than, either before or after giving effect to the transaction, to the Issuer or a Restricted Subsidiary) in compliance with or in a manner not prohibited by the applicable provisions by this Indenture;

(2)           the release or discharge of such other guarantee or direct obligation that resulted in the creation of such Note Guarantee, except a discharge or release by or as a result of payment under such guarantee or direct obligation (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision, and that if any such guarantee is so reinstated, such Note Guarantee shall also be reinstated to the extent that such Guarantor would then be required to provide a Guarantee pursuant to Section 4.10);

(3)           the designation in accordance with this Indenture of the Guarantor as an Unrestricted Subsidiary;

(4)           the occurrence of a Covenant Suspension Event;

(5)           as described under Article 9; or

(6)           defeasance or discharge of the Notes, as provided in Article 8.

Notwithstanding clause (4) above, if, after any Covenant Suspension Event, a Reversion Date shall occur, then the Suspension Period with respect to such Covenant Suspension Event shall terminate and all actions reasonably necessary to provide that the notes shall have been unconditionally guaranteed by each Guarantor (to the extent such guarantee is required by Section 4.10) shall be taken within 90 days after such Reversion Date or as soon as reasonably practicable thereafter.

Upon delivery by the Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably requested by the Issuer in writing in order to evidence the release of the Guarantor from its obligations under its Note Guarantee.

Article 11
Miscellaneous

Section 11.01.       [Reserved].

Section 11.02.       Noteholder Communications; Noteholder Actions.

(a)           (1)           Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(2)           The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(b)          Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to Section 11.02(a)(2), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(c)          The Issuer may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 11.03.    Notices. (a) Any notice or communication to the Issuer will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent electronically or by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Issuer. Any notice to the Trustee will be effective only upon receipt by a Responsible Officer. In each case the notice or communication should be addressed as follows:

if to the Issuer:

Home Point Capital Inc.
2211 Old Earhart Road
Ann Arbor, Michigan 48105
Email: legal@hpfc.com

if to the Trustee:

U.S. Bank National Association
Global Corporate Trust
1 Federal Street, 10th Floor
Boston, Massachusetts 02110

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)          Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the

Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Issuer, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Issuer, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c)          Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

(d)          In respect of this Indenture, none of the Trustee nor any Agent shall have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and none of the Trustee nor any Agent shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information, unless such reliance or compliance was based on gross negligence or willful misconduct on the part of the Trustee or the Agent (as finally adjudicated by a court of competent jurisdiction in a final non-appealable decision), respectively. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee and/or any Agent, including without limitation the risk of the Trustee and/or any Agent acting on unauthorized instructions, notices, reports or other communications or information, to the extent such action was not based on gross negligence or willful misconduct of the Trustee or such Agent (as finally adjudicated by a court of competent jurisdiction in a final non-appealable decision), and the risk of interception and misuse by third parties.

Trustee shall not have any duty to confirm that the person sending any notice, instruction or other communication by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustee) shall be deemed original signatures for all purposes and the Trustee shall be entitled to indemnification for its reliance on any signatures provided in this manner, as provided in this Agreement. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic notice.

Section 11.04.    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer will furnish to the Trustee:

(1)        an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)        an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 11.05.    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)        a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2)        a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3)        a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)        a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 11.06.    Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 11.07.    Governing Law. This Indenture (including any Note Guarantees), and the Notes, and any claim controversy or dispute arising under or related to this Indenture (including any Note Guarantees) or the Notes, shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 11.08.    No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Issuer or any Subsidiary of the Issuer, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 11.09.    Successors. All agreements of the Issuer or any Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

Section 11.10.    Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.11.    Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.12.    Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 11.13.    No Liability of Directors, Officers, Employees, Incorporators, Members and Shareholders. No director, officer, employee, incorporator, manager, member or shareholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or such Guarantor under the Notes, any Note Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.14.    Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, but not limited to, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”),the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

Section 11.15.    Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.16.    Special, Consequential and Indirect Damages. In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether such Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Execution Version

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

HOME POINT CAPITAL INC. as Issuer

By:	/s/ Mark Elbaum
Name: Mark Elbaum
Title: Chief Financial Officer

HOME POINT FINANCIAL CORPORATION, as
a Guarantor
By:	/s/ Mark Elbaum
Name: Mark Elbaum
Title: Acting Chief Financial Officer

HPC INSURANCE AGENCY, LLC, as a
Guarantor
By:	/s/ Mark Elbaum
Name: Mark Elbaum
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:	/s/ Karen R. Beard
Name: Karen R. Beard
Title: Vice President

[Signature page to the Indenture]

EXHIBIT A

[FACE OF NOTE]

HOME POINT CAPITAL INC.

5.000 % Senior Note Due 2026

CUSIP ________

ISIN ________

No. _____	$______________

HOME POINT CAPITAL INC., a Delaware corporation (the “Issuer”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                         , or its registered assigns, the principal sum of DOLLARS ($___________) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on February 1, 2026.

Interest Rate: 5.000% per annum.

Interest Payment Dates: February 1 and August 1, commencing August 1, 2021.

Regular Record Dates: January 15 and July 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

HOME POINT CAPITAL INC.

By:
Name:
Title:

This is one of the 5.000% Senior Notes Due 2026 described in the Indenture referred to in this Note.

Date:

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

HOME POINT CAPITAL INC.

5.000% Senior Note Due 2026

1.	Principal and Interest.

The Issuer promises to pay the principal of this Note on February 1, 2026.

The Issuer promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 5.000% per annum.

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the February 1 and August 1 immediately preceding the interest payment date) on each interest payment date, commencing August 1, 2021.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date].1 Interest will be computed in the basis of a 360-day year of twelve 30-day months.

Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Issuer for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Issuer will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.	Indentures; Note Guarantee.

This is one of the Notes issued under an Indenture dated as of January 19, 2021 (as amended from time to time, the “Indenture”), between the Issuer and U.S. Bank National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Issuer. The Indenture limits the original aggregate principal amount of the Notes to $550,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all

[1]	Revise as appropriate for any Additional Notes

such Additional Notes will be treated as a single class for all purposes under the Indenture and will vote together as a single class on all matters with respect to the Notes; provided, however, that if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number. This Note is guaranteed, as set forth in the Indenture.

3.	Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

If the Issuer deposits with the Trustee money or U.S. Government Obligations sufficient (in the case of U.S. Government Obligations, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certificate delivered to the Trustee) without consideration of any reinvestment, to pay the then outstanding principal of, premium, if any, and accrued and unpaid interest on the Notes to redemption or maturity, the Issuer may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.	Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Issuer occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity and/or security satisfactory to it to be furnished before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.	Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

7.              Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.             Governing Law.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be governed by, and construed in accordance with, the laws of the State of New York.

9.              Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuer will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

  Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐             (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐             (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐             (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date: ____________________

_________________________

Seller

By ______________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee[1]

By
To be executed by an executive officer

1  Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Execution Version

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Issuer pursuant to Section 4.11 or Section 4.12 of the Indenture, check the box:

 ☐ Section 4.11 (Repurchase of Notes Upon a Change of Control)

 ☐ Section 4.12 (Asset Sales)

If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount (in original principal amount) below:

$________________

Date: ____________________

Your Signature: _____________________________________
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:1 ______________________________________

                 1 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Execution Version

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

EXHIBIT B

SUPPLEMENTAL INDENTURE

  dated as of                     ,

among

HOME POINT CAPITAL INC.,

The Guarantor(s) Party Hereto

and

U.S. BANK NATIONAL ASSOCIATION

As Trustee

5.000% Senior Notes due 2026

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                  ,          , among HOME POINT CAPITAL INC., a Delaware corporation (the “Issuer”),[insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer and the Trustee entered into the Indenture, dated as of January 19, 2021 (the “Indenture”), relating to the Issuer’s 5.000% Senior Notes due 2026 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause any newly acquired or created Domestic Restricted Subsidiaries (other than Securitization Entities) to provide Note Guarantees.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3. The Trustee, by execution of this Supplemental Indenture, accepts the amendments to the Indenture effected by this Supplemental Indenture, subject to the terms and conditions set forth in the Indenture, including the terms and conditions defining and limiting the liabilities and responsibilities of the Trustee and Agents. Without limiting the generality of the foregoing, neither the Trustee nor any Agent shall be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained in this Supplemental Indenture, which recitals or statements are made solely by the Issuer and each Undersigned, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer and each Undersigned by action or otherwise, (iii) the due execution hereof by the Issuer and each Undersigned or (iv) the consequences of any amendment herein provided for, and neither the Trustee nor any Agent makes any representation with respect to any such matters.

Section 4. Each of the Issuer and each Undersigned hereby represents and warrants that this Supplemental Indenture is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 5. This Supplemental Indenture, and any claim, controversy, or dispute arising under or related to this Supplemental Indenture, shall be governed by and construed in accordance with the laws of the State of New York.

Section 6. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 7. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

HOME POINT CAPITAL INC.
as Issuer

By:
Name:
Title:

[GUARANTORS]
As Guarantors

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:
Name:
Title:

EXHIBIT C

RESTRICTED LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, (B) IT IS AN INSTITUTIONAL ‘‘ACCREDITED INVESTOR’’ (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN ‘‘INSTITUTIONAL ACCREDITED INVESTOR’’) OR (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS

TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1975, AS AMENDED (‘‘ERISA’’), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE ‘‘CODE’’) OR PROVISIONS UNDER ANY OTHER U.S. FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (‘‘SIMILAR LAWS’’), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE ‘‘PLAN ASSETS’’ OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST ISSUER, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

EXHIBIT E

Regulation S Certificate

U.S. Bank National Association

Global Corporate Trust

1 Federal Street, 10th Floor

Boston, MA 02110

Re: Home Point Capital Inc. 5.000% Senior Notes due 2026 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of January 19, 2021 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”)under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

□   A. This Certificate relates to our proposed transfer of $________ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Issuer or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

□ B. This Certificate relates to our proposed exchange of $________ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS)
OR OWNER (FOR EXCHANGES)]

By:
Name:

Title:
Address:

Date:

EXHIBIT F

Rule 144A Certificate

U.S. Bank National Association

Global Corporate Trust

1 Federal Street, 10th Floor

Boston, MA 02110

Re: Home Point Capital Inc. 5.000% Senior Notes due 2026 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of January 19, 2021 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

□ A. Our proposed purchase of $_____ principal amount of Notes issued under the Indenture.

□ B. Our proposed exchange of $_____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                     , 20__, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”)under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Issuer as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT G

Institutional Accredited Investor Certificate

U.S. Bank National Association

Global Corporate Trust

1 Federal Street, 10th Floor

Boston, MA 02110

Re: Home Point Capital Inc.

5.000% Senior Notes due 2026 (the “Notes”)

Issued under the Indenture (the “Indenture”) dated as

of January 19, 2021 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐	A. Our proposed purchase of $ _____ principal amount of Notes issued under the Indenture.

☐	B. Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.	We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.	We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.	We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Issuer, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any state of the United States and only (a) to the Issuer or any of its Subsidiaries, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Issuer reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Issuer and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

EXHIBIT H

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

U.S. Bank National Association

Global Corporate Trust

1 Federal Street, 10th Floor

Boston, MA 02110

Re:	Home Point Capital Inc.
5.000% Senior Notes due 2026 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as of January 19, 2021 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $_____ principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐	A.	We are a Non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐	B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To:	U.S. Bank National Association

Global Corporate Trust

1 Federal Street, 10th Floor

Boston, MA 02110

Re:	Home Point Capital Inc.

5.000% Senior Notes due 2026 (the “Notes”)

Issued under the Indenture (the “Indenture”) dated as

of January 19, 2021 relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $__ principal amount of Notes represented by the Temporary Offshore

Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) Non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:
Name:
Title:
Address:

Date:

EXHIBIT I

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR CERTIFICATED NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.

EXHIBIT J

[FORM OF NET SHORT REPRESENTATION]

[●], 20[●]

Home Point Capital Inc.
2211 Old Earhart Road

Ann Arbor, Michigan 48105

U.S. Bank National Association
Global Corporate Trust
1 Federal Street, 10th Floor
Boston, MA 02110

Home Point Capital Inc. and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”) have heretofore executed an indenture, dated as of January 19, 2021 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Company’s 5.000% Senior Notes due 2026 (the “Notes”). All terms used herein and not otherwise defined shall have the meaning ascribed to such term under the Indenture.

This letter constitutes a Position Representation in connection with a Noteholder Direction delivered pursuant to Section 7.05 of the Indenture, whereby the undersigned, as Directing Holder, represents to each of the Company and the Trustee that [it is] [its beneficial owners are] not Net Short.

By:
Name: [Holder]
Title: